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                                                               Exhibit 10.5

                       REVOLVING LINE OF CREDIT
                          CREDIT AGREEMENT



                    entered into by and between



                          US Bank of UTAH
                    a Utah banking association



                              and



                     DAW TECHNOLOGIES, INC.
                       a Utah corporation








                 Effective as of July 25, 1996
                      Salt Lake City, Utah

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

                    REVOLVING LINE OF CREDIT
                        CREDIT AGREEMENT


                       TABLE OF CONTENTS


                                                                        Page
                                                                        ----

Recitals ...............................................................  1
Agreement...............................................................  1

ARTICLE 1
DEFINITION OF TERMS.....................................................  1
     1.01  "Accounts Payable"...........................................  1
     1.02  "Accounts Receivable"........................................  1
     1.03  "Advance"....................................................  1
     1.04  "Authorized Officer".........................................  2
     1.05  "Borrower"...................................................  2
     1.06  "Borrowing Base".............................................  2
     1.07  "Borrowing Base Certificate".................................  2
     1.08  "Business Day"...............................................  2
     1.09  "Change in Control"..........................................  2
     1.10  "Closing Date"...............................................  3
     1.11  "Code".......................................................  3
     1.12  "Collateral".................................................  3
     1.13  "Commitment".................................................  3
     1.14  "Concentrations".............................................  3
     1.15  "Control"....................................................  3
     1.16  "Controlled Group"...........................................  3
     1.17  "Current Assets".............................................  3
     1.18  "Current Liabilities"........................................  3
     1.19  "Current Ratio"..............................................  4
     1.20  "Debt/Tangible Net Worth Ratio"..............................  4
     1.21  "Default Rate"...............................................  4
     1.22  "Dollars"....................................................  4
     1.23  "DSC"........................................................  4
     1.24  "ERISA"......................................................  4
     1.25  "ESOP".......................................................  5
     1.26  "Event of Default"...........................................  5
     1.27  "Exchange Act"...............................................  5
     1.28  "Financial Covenants"........................................  5
     1.29  "Foreign Currency Contracts".................................  5
     1.30  "GAAP".......................................................  5
     1.31  "Governmental Authority".....................................  5
     1.32  "Indebtedness"...............................................  5
     1.33  "Lender".....................................................  5
     1.34  "Letters of Credit"..........................................  5

                                                     Exhibit 10.5
Domestic                            -i-

     1.35  "Lien".......................................................  6
     1.36  "Loan".......................................................  6
     1.37  "Loan Documents".............................................  6
     1.38  "Loan Fees"..................................................  6
     1.39  "Material Adverse Effect"....................................  6
     1.40  "Maturity Date"..............................................  6
     1.41  "Net Domestic Underbillings Less Domestic Overbillings"......  6
     1.42  "Net Income".................................................  6
     1.43  "Note".......................................................  6
     1.44  "PBGC".......................................................  6
     1.45  "Permitted Liens"............................................  6
     1.46  "Person".....................................................  7
     1.47  "Plan".......................................................  7
     1.48  "Regulation U"...............................................  7
     1.49  "Regulatory Change"..........................................  7
     1.50  "Reportable Event"...........................................  7
     1.51  "Retention"..................................................  7
     1.52  "SEC"........................................................  7
     1.53  "Security Agreement".........................................  7
     1.54  "Security Documents".........................................  7
     1.55  "Significant Debt Agreement".................................  7
     1.56  "Subsidiaries"...............................................  8
     1.57  "Tangible Net Worth".........................................  8
     1.58  "WOBRR"......................................................  8
     1.59  "Working Capital"............................................  8

ARTICLE 2
THE LOAN................................................................  8
     2.01  Loan Commitment..............................................  8
     2.02  Revolving Line of Credit.....................................  8
     2.03  Note.........................................................  8
     2.04  Letters of Credit............................................  9
     2.05  Excess Balance Repayment..................................... 10
     2.06  Prepayments.................................................. 10
     2.07  Method of Payment............................................ 10
     2.08  Conditions................................................... 10
     2.09  Other Advances by Lender..................................... 10
     2.10  Assignment................................................... 10

ARTICLE 3
FEES.................................................................... 10
     3.01  Non-Usage Fee................................................ 11
     3.02  Letter of Credit Fees........................................ 11

ARTICLE 4
SECURITY................................................................ 11
     4.01  Security..................................................... 11
     4.02  Financing Statements......................................... 11
     4.03  Security Documents........................................... 11
     4.04  Assignment of Particular Contracts........................... 12

                                                    Exhibit 10.5

Domestic                           -ii-

ARTICLE 5
AFFIRMATIVE COVENANTS...................................................... 12
     5.01 Financial Statements, Reports and Documents...................... 12
          5.01.01   Consolidated Monthly Statements of Borrower............ 12
          5.01.02   Consolidated Quarterly Statements of Borrower.......... 12
          5.01.03   Consolidated Annual Statements of Borrower............. 12
          5.01.04   Quarterly Certificate Respecting Financial Covenants... 13
          5.01.05   Borrowing Base Certificate............................. 13
          5.01.06   Compliance Certificate of Borrower..................... 13
          5.01.07   Management Letters..................................... 13
          5.01.08   Other Information...................................... 14
     5.02 Payment of Taxes and Other Indebtedness.......................... 14
     5.03 Maintenance of Existence and Rights; Conduct of Business......... 14
     5.04 Notice of Default................................................ 14
     5.05 Other Notices.................................................... 14
     5.06 Compliance with Loan Documents................................... 14
     5.07 Compliance with Significant Debt Agreements...................... 14
     5.08 Operations and Properties........................................ 14
     5.09 Books and Records; Access........................................ 15
     5.10 Compliance with Law.............................................. 15
     5.11 Authorizations and Approvals..................................... 15
     5.12 ERISA Compliance................................................. 15
     5.13 Further Assurances............................................... 15
     5.14 News Releases.................................................... 15
     5.15 Insurance........................................................ 16
     5.16 Change in Control................................................ 16

ARTICLE 6
NEGATIVE COVENANTS......................................................... 16
     6.01 Amendments to Organizational Documents........................... 16
     6.02 Margin Stock..................................................... 16
     6.03 Fiscal Year...................................................... 17
     6.04 Liens............................................................ 17
     6.05 Dividends........................................................ 17
     6.06 Insider Loans.................................................... 17
     6.07 Stock Buy Backs.................................................. 17
     6.08 Transfer Collateral.............................................. 17
     6.09 Financial Covenants.............................................. 17
     6.10 Fiscal 1995 Capital Expenditures................................. 18
     6.11 Fiscal 1996 Capital Expenditures................................. 18

ARTICLE 7
CONDITIONS PRECEDENT....................................................... 18
     7.01 Initial Advance.................................................. 18
          7.01.01   This Agreement......................................... 18
          7.01.02   The Note............................................... 18
          7.01.03   Officer's Certificate.................................. 18
          7.01.04   Organizational Documents............................... 18
          7.01.05   Secretary's Certificate................................ 19

                                                     Exhhibit 10.5

Domestic                           -iii-

            7.01.06   Security Agreement .................................. 19
            7.01.07   Filings.............................................. 19
            7.01.08   Borrowing Base Certificate........................... 19
            7.01.09   Insurance............................................ 19
            7.01.10   Additional Information............................... 19
     7.02   Inspection..................................................... 19
     7.03   Subsequent Advances............................................ 19
     7.04   No Event of Default............................................ 20
     7.05   No Material Adverse Change..................................... 20
     7.06   Representations and Warranties................................. 20

ARTICLE 8
REPRESENTATIONS AND WARRANTIES............................................. 20
     8.01   Organization and Good Standing................................. 20
     8.02   Authorization and Power........................................ 20
     8.03   No Conflicts or Consents....................................... 20
     8.04   Enforceable Obligations........................................ 21
     8.05   Financial Condition............................................ 21
     8.06   Full Disclosure................................................ 21
     8.07   No Default..................................................... 21
     8.08   Significant Debt Agreements.................................... 21
     8.09   No Litigation.................................................. 21
     8.10   Taxes.......................................................... 21
     8.11   ERISA.......................................................... 22
     8.12   Compliance with Law............................................ 22
     8.13   Survival of Representations, Etc .............................. 22
     8.14   Recitals....................................................... 22
     8.15   No Stock Purchase.............................................. 22
     8.16   Solvent........................................................ 22
     8.17   Advances....................................................... 22
     8.18   Title to Collateral............................................ 23
     8.19   Security Documents............................................. 23

ARTICLE 9
EVENTS OF DEFAULT.......................................................... 23
     9.01   Events of Default.............................................. 23
     9.02   Remedies Upon Event of Default................................. 25
     9.03   Right of Set Off............................................... 26
     9.04   Performance by Lender.......................................... 26

ARTICLE 10
MISCELLANEOUS.............................................................. 26
     10.01  Modification................................................... 26
     10.02  Waiver......................................................... 26
     10.03  Payment of Expenses............................................ 26
     10.04  Notices........................................................ 27
     10.05  Governing Law.................................................. 27
     10.06  Invalid Provisions............................................. 28
     10.07  Binding Effect................................................. 28
     10.08  Entirety....................................................... 28

                                                      Exhibit 10.5


Domestic                           -iv-

     10.09  Headings....................................................... 28
     10.10  Survival....................................................... 28
     10.11  No Third Party Beneficiary..................................... 28
     10.12  Schedules and Exhibits Incorporated............................ 28
     10.13  Counterparts................................................... 29














                                                      Exhibit 10.5


Domestic                             -v-

                            REVOLVING LINE OF CREDIT
                                LOAN AGREEMENT



     This REVOLVING LINE OF CREDIT LOAN AGREEMENT (this "Agreement"), dated as of July 25, 1996, is entered into by and between DAW TECHNOLOGIES, INC., a Utah corporation ("Borrower"), and US Bank of UTAH, a Utah banking association ("Lender"). Borrower and Lender are referred to collectively herein as the "Parties" and sometimes individually herein as a "Party."


                                    RECITALS

     A. Borrower has applied to Lender for a revolving line of credit facility in the principal amount of Eight Million and No/100 Dollars ($8,000,000.00) for the purpose of providing working capital financing for Borrower's business operations.

     B. As a condition for extending such financial accommodations, Lender has required that Borrower enter into this Agreement establishing the terms and conditions thereof.


                                   AGREEMENT

     THEREFORE, in consideration of the mutual covenants and conditions herein contained, and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Parties hereby agree as follows.


                                   ARTICLE 1

                              DEFINITION OF TERMS

     For purposes of this Agreement, unless otherwise defined herein, the following terms have the meanings assigned to them below.

     1.1 "ACCOUNTS PAYABLE" means, as of any date, accounts payable of Borrower on a GAAP consolidated basis.

     1.2 "ACCOUNTS RECEIVABLE" means, as of any date, accounts receivable of Borrower on a GAAP consolidated basis.

     1.3 "ADVANCE" means an advance and loan of funds to Borrower by Lender under and subject to the terms of this Agreement and all related documents contemplated herein. An Advance is made hereunder when cash is loaned directly to Borrower as provided herein. An Advance is also made hereunder whenever there is a drawing by the beneficiary thereof of a Letter of Credit that is issued by Lender as provided herein. (The face amount of issued but undrawn Letters of Credit reduces Borrower's Borrowing Base, as provided in ABorrowing Base," below, but the amount of a Letter of Credit does not become an Advance until the Letter of Credit is actually drawn.)

     1.4 "AUTHORIZED OFFICER" means one or more officers of Borrower who are duly authorized (and who are so certified to Lender by the corporate secretary of Borrower pursuant to a certificate of authority and incumbency obtained by Lender from time to time) to request Advances under



                                                                     Domestic
                                  - 1 -
                                                                    Exhibit 10.5
the provisions of this Agreement and execute and deliver documents, instruments, agreements, reports, statements and certificates in connection herewith.

     1.5 "BORROWER": See the Preamble hereto.

     1.6 "BORROWING BASE" means, on any particular date, the amount that is equal to: (a) seventy-five percent (75%) of the net total of the following amounts, added and subtracted as follows using financial information as of the date of calculation of Borrowing Base: the amount of Borrower's Accounts Receivable from customers that are physically located within the United States, less the amount of such Accounts Receivable that are more than 90 days past due, less Concentrations, less the amount of Borrower's Accounts Receivable that are from government customers, less any Retention, less the amount of contra accounts to Borrower's Accounts Receivable, plus (b) fifty percent (50%) of the net total of the following amounts, added and subtracted as follows: Retentions, plus Net Domestic Underbillings less Domestic Overbillings (provided that fifty percent of such net amount shall in no event exceed $2,000,000); less (c) the amount of all outstanding Letters of Credit of Borrower issued under the terms of this Agreement; less (e) any required margins for Foreign Currency Contracts.

     1.7 "BORROWING BASE CERTIFICATE" means a certificate of an Authorized Officer setting forth a detailed reconciliation of the outstanding balance of the Loan against the definitional components of the Borrowing Base, in substantially the form attached hereto as Exhibit A. The form of Borrowing Base Certificate used by Borrower under this Agreement may be modified from time to time by Lender in its reasonable discretion.

     1.8 "BUSINESS DAY" means a day of the year on which banks are not required or authorized to close in Salt Lake City, Utah.

     1.9 "CHANGE IN CONTROL" means the occurrence or existence of either of the following events or conditions without the prior written consent of Lender, if different than the state of affairs as of the Closing Date:

         1.9.1 the Acquisition by any Person or two or more Persons "Acting in concert of "beneficial ownership" (within the meaning of Rule 13d-3 promulgated by the SEC under the Exchange Act or as otherwise specified under the provisions of this Agreement) of securities of Borrower having more than 50% of the ordinary voting power for the election of directors; or

         1.9.2 the Acquisition by any Person or two or more Persons acting in concert of Control of Borrower.

     1.10 "CLOSING DATE" means the date of execution and delivery of this Agreement by the Parties.

     1.11 "CODE" means the Internal Revenue Code of 1986, as amended.

     1.12 "COLLATERAL" means all property of Borrower subject to the Security Documents.

     1.13 "COMMITMENT" means the sum of EIGHT MILLION AND NO/100 DOLLARS ($8,000,000.00).

     1.14 "CONCENTRATIONS" means, unless otherwise agreed by Lender in Lender's sole



                                                                     Domestic
                                  - 2 -
                                                                    Exhibit 10.5
discretion, that portion of accounts Receivable that are either (a) attributable to a single customer of Borrower and which comprise twenty-five percent (25%) or more of Borrower's total accounts Receivable, or (b) that are accounts Receivable from a customer of Borrower whose total accounts Receivable owed Borrower are more than twenty percent (20%) attributable to accounts Receivable that are more than 90 days past due, or (c) both of the above. (For example, if Borrower's total accounts Receivable were $100, and if $30 of Borrower's total accounts Receivable were from customer A, the $30 owed Borrower by customer A would be a Concentration because $30 is more than 25% of $100. Continuing the example, if, of the remaining $70 of Borrower's accounts Receivable, $10 were attributable to customer B, and if $3 of customer B's total $10 accounts Receivable owed to Borrower were more than 90 days past due, then all of customer B's $10 accounts Receivable would be a Concentration because more than 20% of customer B's total accounts Receivable owed to Borrower would be more than 90 days past due, leaving Borrower with accounts Receivable net of Concentrations of $60.)

     1.15 "CONTROL" when used with respect to any Person means the power, directly or indirectly, to direct the management policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "Controlling" and "Controlled" have meanings correlative to the foregoing.

     1.16 "CONTROLLED GROUP" means, severally and collectively, the members of the group controlling, controlled by and/or in common control of Borrower, within the meaning of Section 4001(b) of ERISA.

     1.17 "CURRENT ASSETS" means all assets of Borrower classified as current assets under GAAP, determined on a consolidated basis.

     1.18 "CURRENT LIABILITIES" means all liabilities of Borrower classified as current liabilities under GAAP, determined on a consolidated basis for the purpose of this definition, any amount which is outstanding under the Loan regardless of whether it would be characterized as a current liability in accordance with GAAP.

     1.19 "CURRENT RATIO" means as of any date the ratio of Current Assets as of such date to Current Liabilities as of such date.

     1.20 "DEBT/TANGIBLE NET WORTH RATIO" means the amount of Borrower's current plus long term debt divided by Borrower's Tangible Net Worth, based on amounts shown on Borrower's balance sheet.

     1.21 "DEFAULT RATE" means an interest rate per annum equal to four percent (4%) above the rate that would otherwise be payable under the terms of the respective Notes.

     1.22 "DOLLARS" and the sign A$" mean lawful currency of the United States of America.

     1.23 "DSC" means Borrower's debt service coverage ratio. DSC will be measured on and as of the last day of Borrower's fiscal year end, December 31, 1996. On such dates, DSC will be calculated based on financial statement information for Borrower from the fiscal year ending. DSC for such fiscal year ending will be calculated as a fr"Ction, the numerator of which is Borrower's net income after taxes for the fiscal year ending,



                                                                     Domestic
                                  - 3 -
                                                                    Exhibit 10.5
plus Borrower's depreciation expense for the fiscal year ending, plus
Borrower's interest expense for the fiscal year ending, minus Borrower's dividends for the fiscal year ending, and the denominator of which is Borrower's current maturity of long term debt as stated on Borrower's financial statements for the fisical year ending, plus Borrower's interest expense for the fiscal year ending.

     1.24 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, together with all final and permanent regulations issued pursuant thereto. References herein to sections and subsections of ERISA are deemed to refer to any successor or substitute provisions therefor.

     1.25 "ESOP" means any Employee Stock Ownership Plan, as it may be amended from time to time, adopted by Borrower.

     1.26 "EVENT OF DEFAULT": See Article 9.

     1.27 "EXCHANGE ACT" means the Securities Exchange Act of 1934.

     1.28 "FINANCIAL COVENANTS": See Section 6.09 hereof.

     1.29 "FOREIGN CURRENCY CONTRACTS" means contracts entered into by and between Lender and Borrower for the purpose of protecting Borrower against losses from unfavorable changes in foreign currency rates of exchange with currency of the United States. Such contracts require that Borrower reserve cash to cover Borrower's possible liabilities under such contracts; the total amount of such cash reserves is referred to herein as the "margin for Foreign Currency Contracts."

     1.30 "GAAP" means those generally accepted accounting principles and practices which are recognized as such by the American Institute of Certified Public accountants acting through its accounting Principles Board or by the Financial accounting Standards Board or through other appropriate boards or committees thereof and which are consistently applied for all periods after the date hereof so as to properly reflect the financial condition, and the results of operations and changes in the financial position, of Borrower, including without limitation accounting rules promulgated pursuant to Regulations SX and SK, except that any accounting principle or practice required to be changed by the said accounting Principles Board or Financial accounting Standards Board (or other appropriate board or committee of the said Boards) in order to continue as a generally accepted accounting principle or practice may be so changed.

     1.31 "GOVERNMENTAL AUTHORITY" means any government (or any political subdivision or jurisdiction thereof), court, bureau, agency or other governmental authority having jurisdiction over Borrower or any of its business, operations or properties.

     1.32 "INDEBTEDNESS" means, with respect to any Person, all of its monetary obligations and liabilities.

     1.33 "LENDER": See the Preamble hereto.

     1.34 "LETTERS OF CREDIT" mean a letters of credit issued by Lender for the benefit of Borrower's customers under the terms of this Agreement.

     1.35 "LIEN" means any lien, mortgage, security interest, tax lien, pledge, encumbrance, conditional sale or title retention arrangement, or any other interest in property designed to



                                                                     Domestic
                                  - 4 -
                                                                    Exhibit 10.5
secure the repayment of Indebtedness whether arising by agreement or under any statute or law, or otherwise.

     1.36 "LOAN" means the Loan as defined in Section 2.01 below.

     1.37 "LOAN DOCUMENTS" means this Agreement, the Note (including any renewals, extensions and refundings thereof), the Security Agreement, and any and all other written agreements, certificates or documents (and with respect to this Agreement and such other written agreements and documents, any amendments or supplements thereto or modifications thereof) that are executed or delivered or contemplated in or pursuant to the terms of this Agreement.

     1.38 "LOAN FEES": See Sections 3.01 and 3.02 hereof.

     1.39 "MATERIAL ADVERSE EFFECT" means any circumstance or event which
(i) has any material adverse effect upon the validity or enforceability of any Loan Document, (ii) materially impairs the ability of Borrower to fulfill its obligations under the Loan Documents, or (iii) causes an Event of Default.

     1.40 "MATURITY DATE" means June 30, 1997.

     1.41 "NET DOMESTIC UNDERBILLINGS LESS DOMESTIC OVERBILLINGS" means the net amount of Borrower's underbillings and overbillings to customers located within the United States, as reported by Borrower in its job in process or work in processing accounting, prepared in accordance with GAAP.

     1.42 "NET INCOME" means for any period the net income of Borrower for such period in "Ccordance with GAAP, determined on a consolidated basis.

     1.43 "NOTE" means the Revolving Promissory Note of even date herewith in the amount of the Loan, executed by Borrower and delivered pursuant to the terms of this Agreement, together with any renewals, extensions, modifications or repl"Cements thereof.

     1.44 "PBGC" means the Pension Benefit Guaranty Corporation, and any successor to all or substantially all of the Pension Benefit Guaranty Corporation's functions under ERISA.

     1.45 "PERMITTED LIENS" means those Liens to which the Collateral is subject that are prior to the Liens of the Security Documents, and which consist of the following:

          1.45.1 Liens for taxes, assessments or governmental charges not yet due and payable; and

          1.45.2 Liens to which Lender shall consent in writing, in its sole and absolute discretion.

     1.46 "PERSON" includes an individual, a corporation, a joint venture, a partnership, a trust, a limited liability company, an unincorporated organization or a government or any agency or political subdivision thereof.

     1.47 "PLAN" means an employee defined benefit plan or other plan maintained by



                                                                     Domestic
                                  - 5 -
                                                                    Exhibit 10.5

Borrower for employees of Borrower and covered by Title IV of ERISA, or subject to the minimum funding standards under Section 412 of the Code.

     1.48 "REGULATION U" means Regulation U promulgated by the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 221, or any other regulation hereafter promulgated by said Board to replace the prior Regulation U and having substantially the same function.

     1.49 "REGULATORY CHANGE" means any change effective after the date of this Note in United States federal, state, or foreign law, regulations, or rules or the adoption or making after such date of any interpretation, directive, or request applying to a class of banks including Lender, of or under any United States federal, state, or foreign law, regulation or rule (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

     1.50 "REPORTABLE EVENT" means any "reportable event" as described in
Section 4043(b) of ERISA with respect to which the thirty (30) day notice requirement has not been waived by the PBGC.

     1.51 "RETENTION" means amounts otherwise payable to Borrower for work performed or equipment provided or delivered, when such amounts are withheld by Borrower's customers as security or pursuant to contractual provisions until particular projects or jobs are complete. "Retainage" is a synonym for Retention under this Agreement.

     1.52 "SEC" means the Securities and Exchange Commission.

     1.53 "SECURITY AGREEMENT": See Section 4.01 hereof; together with any "additional security agreement delivered to Lender to secure amounts owed as a result of issuance by Lender of a Letter of Credit, together with any other security agreement signed by Borrower to secure amounts owed Lender under this Agreement.

     1.54 "SECURITY DOCUMENTS": See Section 4.03 hereof.

     1.55 "SIGNIFICANT DEBT AGREEMENT" means all documents, instruments and agreements executed by Borrower, evidencing, securing or ensuring any Indebtedness of Borrower or any guaranty in excess of $100,000 in outstanding principal (or principal equivalent) amount.

     1.56 "SUBSIDIARIES" means all business associations directly or indirectly controlled by Borrower.

     1.57 "TANGIBLE NET WORTH" means Borrower's tangible net worth, determined based on Borrower's balance sheet prepared on a consolidated basis in accordance with GAAP. Tangible Net Worth equal Borrower's total assets less total liabilities and less general intangible assets such as, without limitation, goodwill, patent rights, etc.

     1.58 "WOBRR" means Lender's West One Bank, Utah Reference Rate, an internally prepared and defined index which may or may not be the same as that quoted by other financial institutions. WOBRR also refers to any repl"Cement index or interest rate that is used by any successor in interest to Lender.



                                                                     Domestic
                                  - 6 -
                                                                    Exhibit 10.5

     1.59 "WORKING CAPITAL" means the excess of Current Assets over Current Liabilities.


                                    ARTICLE 2
                                    THE LOAN

     2.1 LOAN COMMITMENT. Lender agrees to make Advances to Borrower, and Borrower agrees to accept Advances from Lender, in the manner and upon the terms and conditions contained in this Agreement. The total amount of Advances made to Borrower under this Agreement at any particular time shall not exceed the lesser of the Commitment or the Borrowing Base. The aggregate of all Advances made to Borrower by Lender as contemplated in this Agreement is referred to herein as the "Loan."

     2.2 REVOLVING LINE OF CREDIT. Subject to the terms and conditions set forth in this Agreement, the Loan shall be a revolving line of credit, against which Advances may be made to Borrower, repaid by Borrower, and new Advances made to Borrower, as Borrower may request, provided that (i) no Advance shall be made if an Event of Default shall be continuing, (ii) no Advance shall be made that would cause the outstanding principal balance of the Loan to exceed the lesser of the Commitment or the Borrowing Base, (iii) no Advance shall be made on or after the Maturity Date, and (iv) all other provisions of this Agreement shall apply to Borrower's activities and borrowings hereunder.

     2.3 NOTE. The Loan shall be evidenced by the Note, and shall bear interest and be payable to Lender upon the terms and conditions contained therein, which include the following provisions. (In the event of any conflict between any provision of this Agreement and the Note, the provisions of this Agreement shall govern.)

          2.3.1 Simple interest shall accrue on all Loan amounts that are unpaid, at the Prime, calculated monthly in arrears.

          2.3.2 All accrued interest shall be due and payable on all Loan amounts monthly, with the first payment due on August 5, 1996, and with subsequent monthly payments due on the 5th day of each month thereafter. All outstanding Loan principal shall be due and payable on the Maturity Date.

          2.3.3 The entire unpaid principal balance, all accrued and unpaid interest, and all late charges and other amounts that are payable under the Note shall be due and payable in full on the Maturity Date.

          2.3.4 Each Advance made hereunder shall not exceed the maximum available under Borrower's most recent Borrowing Base Certificate provided to Lender.

          2.3.5 Notwithstanding any provision of the Loan Documents, if Lender shall notify Borrower that as a result of a Regulatory Change it is unlawful for Lender to make, fund or maintain Advances at Prime, the obligations of Lender to make additional Advances at Prime, shall be suspended until Lender shall notify Borrower that the circumstances causing such suspension no longer exist. All other obligations of Borrower hereunder shall continue, however, to the fullest extent allowed by applicable law.

          2.3.6 If any payment required under the Note is not paid within ten (10) days after the date such payment is due, then, at the option of Lender, Borrower shall pay a "late charge"



                                                                     Domestic
                                  - 7 -
                                                                    Exhibit 10.5
equal to four percent (4%) of the amount of that payment to compensate Lender for administrative expenses and other costs of delinquent payments. This late charge may be assessed without notice, shall be immediately due and payable and shall be in addition to all other rights and remedies available to Lender.

          2.3.7 After maturity, including maturity upon acceleration, the unpaid principal balance, all accrued and unpaid interest and all other amounts payable under the Note shall bear interest at the Default Rate.

     2.4 LETTERS OF CREDIT. Letters of Credit issued by Lender as provided in this Agreement will have a maturity date of not more than twelve months beyond the Maturity Date. Amounts drawn under each Letter of Credit will be treated as Advances under this Agreement and the Note. In addition to and without limiting the foregoing, if Lender so elects, amounts drawn under any Letter of Credit may be reimbursable to the Lender as provided in a separate promissory note in form substantially similar to the Note, and amounts owed Lender as a result of drawings under such Letters of Credit may be secured by a security interest in favor of Lender in a specific Account Receivable of Borrower. Such security interest may, if Lender so elects, be created under a security agreement that is separate from the Security Agreement or, if Lender so elects, such security interest may be the security interest created by the Security Agreement. In the absence of any written agreement of Lender and Borrower to the contrary, such security interest shall be the security interest created by the Security Agreement.

     2.5 EXCESS BALANCE REPAYMENT. There shall be due and payable from Borrower to Lender, and Borrower shall immediately repay to Lender, without notice or demand, from time to time, any amount by which the outstanding principal balance of the Loan exceeds the lesser of the Commitment or the Borrowing Base.

     2.6 PREPAYMENTS. Borrower may prepay the outstanding principal balance of the Loan in whole or in part at any time prior to the Maturity Date, without penalty or premium and without prior notice to Lender, provided that such prepayment also includes accrued interest to the date of such prepayment on the principal amount prepaid.

     2.7 METHOD OF PAYMENT. All payments of principal of, and interest payable under, the Note shall be made to Lender at 107 South Main Street, Salt Lake City, Utah 84111, before 2:00 p.m. (Salt Lake City, Utah time) in immediately available funds. All payments made on the Note shall be applied, to the extent of the amount thereof, in the following order: (i) first, to the payment of costs, fees or other charges incurred in connection with the Loan; (ii) second, to the payment of accrued interest on the Loan; and (iii) third, to the reduction of the principal balance of the Loan.

     2.8 CONDITIONS. Lender shall have no obligation to make any Advance unless and until all of the conditions and requirements of this Agreement are fully satisfied. However, Lender in its sole discretion may elect to make one or more Advances prior to full satisfaction of one or more such conditions and/or requirements. Notwithstanding that such an Advance or Advances are made, such unsatisfied conditions and/or requirements shall not be waived or released thereby. Borrower shall be and continue to be obligated to fully satisfy such conditions and requirements, and Lender, at any time, in Lender's sole discretion, may stop making Advances until all conditions and requirements are fully satisfied.

     2.9 OTHER ADVANCES BY LENDER. Lender, after giving ten (10) days written notice to



                                                                     Domestic
                                  - 8 -
                                                                    Exhibit 10.5

Borrower, from time to time, may make Advances in any amount in payment of
(i) interest accrued and payable upon the Loan, (ii) any charges and expenses that are the obligation of Borrower under this Agreement or any Security Document, and (iii) any charges or matters necessary to preserve the property encumbered by the Security Documents or to cure any Event of Default.

     2.10 ASSIGNMENT. Borrower shall have no right to any Advance other than to have the same disbursed by Lender in accordance with the disbursement provisions contained in this Agreement. Any assignment or transfer by Borrower, whether voluntary or involuntary, of this Agreement or of any right of Borrower under this Agreement shall not be binding upon or in any way affect Lender without Lender's prior written consent; Lender may make Advances under the disbursement provisions herein, notwithstanding any such purported assignment or transfer that is or may be made without Lender's prior written consent.


                                   ARTICLE 3
                                     FEES

     3.1 NON-USAGE FEE. Borrower shall pay to Lender a non-usage fee in the amount of 0.25 percent (0.25%) of the amount of the Commitment that is not used by Borrower hereunder. The non-usage fee shall be paid quarterly in arrears, and shall be calculated as 0.25% of the amount of unused Commitment on the date that is the last day of each calendar quarter during the term of this Agreement. Any non-usage fees owed under this Agreement shall be due and payable within ten Business Days after the date that Borrower receives an invoice therefor from Lender. The first non-usage fee under this Agreement will be calculated on and as of September 30, 1996, and on the last day of every calendar quarter thereafter during the term of this Agreement.

     3.2 LETTER OF CREDIT FEES. Borrower shall also pay to Lender, in addition to the non-usage fee described in the preceding Section, a letter of credit fee in the amount of 1.5 percent (1.5%) per annum of the total face amount of Letters of Credit that are issued and outstanding under this Agreement. The letter of credit fees described in the preceding sentence shall be paid at time of letter of credit issuance.


                                   ARTICLE 4
                                   SECURITY

     4.1 SECURITY. So long as any Loan amount, principal, interest or any other amount owed Lender under this Agreement remains unpaid, and until the
Note is paid in full, Borrower shall cause the Loans and all of Borrower's obligations under this Agreement to be secured at all times by a valid and effective security agreement (the "Security Agreement"), duly executed and delivered by or on behalf of Borrower, granting Lender a valid and enforceable security interest in all of the kinds and categories of personal property described in the Security Agreement, including without limitation Borrower's Accounts Receivable and inventory, wherever located, in, to, or under which Borrower now has or hereafter acquires any right, title, or interest, whether present, future, or contingent, and in Borrower's expectancy to acquire such property, subject to no prior Liens except for Permitted Liens.

     4.2 FINANCING STATEMENTS. Borrower shall execute and deliver to Lender for filing UCC-1 statements that will allow Lender to perfect its security interest as provided in the Security Agreement.

     4.3 SECURITY DOCUMENTS. All of the documents required by this Article 4 shall be in



                                                                     Domestic
                                  - 9 -
                                                                    Exhibit 10.5
form satisfactory to Lender and Lender's counsel, and, together with any UCC financing statements for filing and/or recording, and any other items required by Lender to fully perfect and effectuate the liens and security interests of Lender contemplated by the Security Agreement and this Agreement, may heretofore or hereinafter be referred to as the ASecurity Documents."

     4.4 ASSIGNMENT OF PARTICULAR CONTRACTS. From time to time Lender may wish to obtain a security interest in amounts that Borrower expects to receive from completion of a particular contract for a customer, and/or in benefits that Borrower expects to receive from performing Borrower's obligations under such a contract, even before Borrower has completed work under the contract sufficiently for such amounts or benefits to be considered an Account Receivable of Borrower. In such event Lender shall be entitled to inform Borrower of Lender's wish to receive a security interest in such amounts, and Borrower shall immediately furnish Lender and Lender's counsel with copies of all documents pertaining to such amounts and a report of work currently completed and an estimate, to the best of Borrower's knowledge, of the amount of Account Receivable that Borrower should record attributable to the particular contract and the date when Borrower expects to be able to record such amount as an Account Receivable of Borrower in Borrower's financial statements. Lender shall then be entitled to prepare for Borrower's execution and delivery any and all documents, agreements, financings statements and other documents as Lender determines in its sole discretion are necessary or proper to permit Lender to acquire a first priority security interest in amounts that will be payable to Borrower under the particular contract, and to perfect such security interest. When requested to do so by Lender, Borrower shall provide Lender with information about all contracts to which Borrower is a party that might be of interest to Lender for the purposes described in this Section.


                                    ARTICLE 5
                              AFFIRMATIVE COVENANTS

     Until the Note is paid in full, Borrower agrees that:

     5.1 FINANCIAL STATEMENTS, REPORTS AND DOCUMENTS. Borrower shall deliver, or cause to be delivered, to Lender each of the following:

          5.1.1 CONSOLIDATED MONTHLY STATEMENTS OF BORROWER. As soon as available, and in any event within thirty (30) days after the end of each month, copies prepared by Borrower of the consolidated balance sheet of Borrower as of the end of such month and consolidated statements of income of Borrower for that month and for the portion of the fiscal year ending with such month, in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, all in reasonable detail and fairly stated and prepared in accordance with GAAP, subject to normal year end adjustments. Each set of financial statements supplied Lender under this Section shall include a schedule of Borrower's "jobs in process."

          5.1.2 CONSOLIDATED QUARTERLY STATEMENTS OF BORROWER. As soon as available, and in any event within forty-five (45) days after the end of each fiscal quarter, copies prepared by Borrower of Borrower's SEC form 10-Q with notes and supporting schedules.

          5.1.3 CONSOLIDATED ANNUAL STATEMENTS OF BORROWER. As soon as available and in any event within ninety (90) days after the close of each fiscal year of Borrower, consolidated financial statements of Borrower, audited and prepared by independent certified public accountants of recognized national standing and reputation, including Borrower's consolidated balance sheet as of the close of such fiscal year and consolidated statements of income of Borrower for such fiscal year, in each



                                                                     Domestic
                                  - 10 -
                                                                    Exhibit 10.5
case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and accompanied by an unqualified opinion thereon of independent public accountants of recognized national standing selected by Borrower and acceptable to Lender, to the effect that such financial statements have been prepared in accordance with GAAP and that the examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, includes such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances, together with copies of Borrower's SEC form 10-K with notes and supporting schedules.

          5.1.4 QUARTERLY CERTIFICATE RESPECTING FINANCIAL COVENANTS. As soon as available but in any event within thirty (30) days after the end of each calendar quarter during the term of this Agreement, a certificate signed by the chief financial officer of Borrower, or any other financial officer of Borrower acceptable to Lender, setting forth in such level of detail as Lender shall reasonably require a calculation of the Financial Covenants as of the end of that calendar quarter and certifying as to Borrower's compliance therewith. The first such certificate shall be delivered to Lender by Borrower on or before April 30, 1996.

          5.1.5 BORROWING BASE CERTIFICATE. Within fifteen (15) days after the end of each month, the Borrowing Base Certificate for that month, together with appropriate schedules of Accounts Receivable aging and other supporting schedules and information.

          5.1.6 COMPLIANCE CERTIFICATE OF BORROWER. Within fifteen (15) days after the end of each month (except the last) and within ninety (90) days after the end of each fiscal year of Borrower hereafter, a certificate in substantially the form attached as Exhibit B, signed by an Authorized Officer of Borrower, stating that a review of the activities of Borrower during such month or year has been made under his supervision, that, as of such date, Borrower has observed, performed and fulfilled each and every obligation and covenant contained in this Agreement and no Event of Default exists under any of the same or, if any Event of Default shall have occurred, specifying the nature and status thereof, and stating that all financial statements of Borrower delivered to Lender during the respective period pursuant to Section
5.01.01 and 5.01.03 hereof, to such officer's knowledge after due inquiry, fairly present in all material respects the financial position of the Borrower and the results of its operations at the dates and for the periods indicated, and have been prepared in accordance with GAAP, subject to year end audit and adjustments.

          5.1.7 MANAGEMENT LETTERS. With the audited fiscal year-end statements submitted under Section 5.01.03 above, the management letter, if any, of Borrower's certified public accountants issued in connection with such audit.

          5.1.8 OTHER INFORMATION. Such other information concerning the business, properties or financial condition of Borrower as Lender shall reasonably request.

     5.2 PAYMENT OF TAXES AND OTHER INDEBTEDNESS. Borrower will pay and discharge (i) all income taxes and payroll taxes, (ii) all taxes, assessments, fees and other governmental charges imposed upon it or upon its income or profits, or upon any property belonging to it, before delinquent, which become due and payable, (iii) all lawful claims (including claims for labor, materials and supplies), which, if unpaid, might become a Lien upon any of its property and (iv) all of its Indebtedness as it becomes due and payable, except as prohibited hereunder; provided, however, that it shall not be required to pay any such tax, assessment, charge, levy, claims or Indebtedness if and so long as the amount, applicability or validity thereof shall currently be contested in good faith by appropriate actions



                                                                      Domestic
                                  - 11 -
                                                                    Exhibit 10.5
and appropriate accruals and reserves therefor have been established in accordance with GAAP.

     5.3 MAINTENANCE OF EXISTENCE AND RIGHTS; CONDUCT OF BUSINESS. Borrower will preserve and maintain its corporate existence and all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business, and conduct its business in an orderly and efficient manner consistent with good business practices.

     5.4 NOTICE OF DEFAULT. Borrower will furnish to Lender immediately upon becoming actually aware of the existence of any event or condition that constitutes an Event of Default, a written notice specifying the nature and period of existence thereof and the action which Borrower is taking or proposes to take with respect thereto.

     5.5 OTHER NOTICES. Borrower will promptly notify Lender of (a) any Material Adverse Effect, (b) any waiver, release or default under any Significant Debt Agreement, (c) except as to any claim in an amount less than $50,000, not covered as a result of an insurance deductible provision, any claim not covered by insurance against Borrower or any of Borrower's properties, and (d) the commencement of, and any material determination in, any litigation with any third party or any proceeding before any Governmental Authority affecting it, except litigation or proceedings which, if adversely determined, would not have a Material Adverse Effect.

     5.6 COMPLIANCE WITH LOAN DOCUMENTS. Borrower will comply with any and all covenants and provisions of this Agreement, the Note and all other Loan Documents.

     5.7 COMPLIANCE WITH SIGNIFICANT DEBT AGREEMENTS. Borrower will comply in all material respects with all Significant Debt Agreements.

     5.8 OPERATIONS AND PROPERTIES. Borrower will keep in good working order and condition, ordinary wear and tear excepted, all of its assets and properties which are necessary to the conduct of its business.

     5.9 BOOKS AND RECORDS; ACCESS. Borrower will give any authorized representative of Lender access during normal business hours to, and permit such representative to examine, copy or make excerpts from, any and all books, records and documents in its possession of and relating to the Loan, and to inspect any of its properties. Borrower will maintain complete and accurate books and records of its transactions in accordance with good accounting practices. Examinations of Borrower's books, records and documents as provided in this Section shall be at Lender's expense so long as no Event of Default has occurred hereunder, and shall be at Borrower's expense if and for as long as any Event of Default has occurred and is continuing hereunder. The provisions of this Section shall not limit the provisions of Section 7.02 of this Agreement, which provide that quarterly inspections of Borrower's business operations shall always be at Borrower's expense.

     5.10 COMPLIANCE WITH LAW. Borrower will comply with all applicable laws, rules, regulations, and all final, nonappealable orders of any Governmental Authority applicable to it or any of its property, business operations or transactions, a breach of which could result in a Material Adverse Effect.

     5.11 AUTHORIZATIONS AND APPROVALS. Borrower will promptly obtain, from time to time at its own expense, all such governmental licenses, authorizations, consents, permits and approvals as may be required to enable it to comply with its obligations hereunder and under the other Loan



                                                                      Domestic
                                  - 12 -
                                                                    Exhibit 10.5

Documents and to operate its businesses as presently or hereafter duly conducted.

     5.12 ERISA COMPLIANCE. With respect to its Plans, Borrower shall (a) at all times comply with the minimum funding standards set forth in Section 302 of ERISA and Section 412 of the Code or shall have duly obtained a formal waiver of such compliance from the proper authority; (b) at Lender's request, within thirty (30) days after the filing thereof, furnish to Lender copies of each annual report/return (Form 5500 Series), as well as all schedules and attachments required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA, in connection with each of its Plans for each year of the plan; (c) notify Lender within a reasonable time of any fact, including, but not limited to, any Reportable Event arising in connection with any of its Plans, which constitutes grounds for termination thereof by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Plan, together with a statement, if requested by Lender, as to the reason therefor and the action, if any, proposed to be taken with respect thereto; and (d) furnish to Lender within a reasonable time, upon Lender's request, such additional information concerning any of its Plans as may be reasonably requested.

     5.13 FURTHER ASSURANCES. Borrower will make, execute or endorse, and acknowledge and deliver or file or cause the same to be done, all such notices, certifications and additional agreements, undertakings or other assurances, and take any and all such other action, as Lender may, from time to time, deem reasonably necessary or proper to fully evidence the Loan.

     5.14 NEWS RELEASES. Borrower shall promptly forward to Lender copies of all news releases made by it to the news media as to anything of material significance with respect to its financial status.

     5.15 INSURANCE. Borrower shall maintain in full force and effect at all times all insurance coverages required under the terms of this Agreement and/or the Security Documents to which it is a party. In addition, it shall maintain in full force and effect at all times:

          5.15.1 Policies of insurance evidencing personal liability and property damage liability coverages in amounts not less than $2,000,000.00 (combined single limit for bodily injury and property damage), and an umbrella excess liability coverage in an amount not less than $20,000,000.00 shall be in effect with respect to Borrower.

          5.15.2 Policies of workers' compensation insurance in amounts and with coverages as legally required.

          5.15.3 Without limiting the foregoing, Borrower shall at all times maintain insurance coverages in scope and amount not less than, and not less extensive than, the scope and amount of insurance coverages customary in the trades or businesses in which it is from time to time engaged. All of the aforesaid insurance coverages shall be issued by insurers reasonably acceptable to Lender. Copies of all policies of insurance evidencing such coverages in effect from time to time shall be delivered to Lender prior to the initial Advance under this Agreement and upon reasonable notice upon issuance of new policies thereafter. From time to time, promptly upon Lender's request, Borrower shall provide evidence satisfactory to Lender (i) that required coverage in required amounts is in effect, and (ii) that Lender is shown as an additional insured and loss payee with respect to all such coverages, as Lender's interest may appear, by standard (non-attribution) loss payable endorsement, additional insured endorsement, insurer's certificate or other means acceptable to Lender in its reasonable discretion. At Lender's option, Borrower shall deliver to Lender certified copies of all such policies of insurance in



                                                                      Domestic
                                  - 13 -
                                                                    Exhibit 10.5
effect from time to time, to be retained by Lender so long as Lender shall have any commitment to lend hereunder and so long as any amounts remain unpaid under the Note. All such insurance policies shall provide for at least thirty (30) days prior written notice of the cancellation or modification thereof to Lender.

     5.16 CHANGE IN CONTROL. Should there be a Change in Control as to Borrower, the Loans and all amounts owed under the Note shall be immediately due and payable.


                                   ARTICLE 6
                               NEGATIVE COVENANTS

     Until the Note is paid in full, Borrower agrees that:

     6.1 AMENDMENTS TO ORGANIZATIONAL DOCUMENTS. Borrower will not amend its organizational documents if the result thereof could result in the occurrence directly or indirectly of a Material Adverse Effect.

     6.2 MARGIN STOCK. Borrower shall not use any proceeds of the Loans, or any proceeds of any other or future financial accommodation from Lender for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any "margin stock", as that term is defined in Regulation U or to reduce or retire any indebtedness undertaken for such purposes within the meaning of said Regulation U, and will not use such proceeds in a manner that would involve Borrower in a violation of Regulation U or of any other Regulation of the Board of Governors of its Federal Reserve System, nor use such proceeds for any purpose not permitted by Section 7 of the Securities Exchange Act of 1934, as amended, or any of the rules or regulations respecting the extensions of credit promulgated thereunder.

     6.3 FISCAL YEAR. Except with prior notice to Lender, Borrower will not change the times of commencement or termination of its fiscal year or other accounting periods; or change its methods of accounting other than to conform to GAAP applied on a consistent basis. After any such changes, its method of accounting shall conform to GAAP.

     6.4 LIENS. On and after the date hereof, it will not create or suffer to exist Liens upon the Collateral, except (i) Liens, if any, for the benefit of Lender, and (ii) Permitted Liens.

     6.5  DIVIDENDS. It will not declare or pay cash dividends.

     6.6 INSIDER LOANS. Borrower will not make loans, receivables or investments, on a consolidated basis, to officers of Borrower or any other companies of said officers, except for normal advances for travel and entertainment.

     6.7 STOCK BUY BACKS. Unless pursuant to and as required by any qualified employee stock purchase plan, Borrower will not buy back any of Borrower's stock from any shareholder of Borrower.

     6.8 TRANSFER COLLATERAL. It will not assign, transfer or convey any of its right, title and interest in the Collateral encumbered by the Security Documents except in the ordinary course of Borrower's business and for good and full consideration.

     6.9  FINANCIAL COVENANTS. Borrower will not permit:



                                                                      Domestic
                                  - 14 -
                                                                    Exhibit 10.5

          6.9.1 Its Current Ratio to be less than 1.30 at the end of any fiscal quarter;

          6.9.2 Its Debt/Tangible Net Worth Ratio to be more than 1.25 at the end of any fiscal quarter;

          6.9.3 Its Tangible Net Worth to be less than $19,000,000.00 at the end of any fiscal quarter; and

          6.9.4  Its DSC to be less than 1.5 at the end of any fiscal quarter.

     6.10 FISCAL 1996 CAPITAL EXPENDITURES. Borrower shall not make expenditures for capital investment in equipment or property for Borrower's fiscal year 1996 in excess of $3,000,000.


                                   ARTICLE 7
                              CONDITIONS PRECEDENT

     The obligation of Lender to make the Loans and to make the initial Advance hereunder is subject to the full and prior satisfaction of each of the following conditions precedent and, as to each future Advance, to the full prior satisfaction at each such time of each of the conditions precedent in Sections 7.04 and 7.05 hereof:

     7.1 INITIAL ADVANCE. Prior to its making the initial Advance, Lender shall have received original copies of all of the following, each in form and substance satisfactory to Lender:

          7.1.1 THIS AGREEMENT. This Agreement, duly executed and delivered to Lender by Borrower.

          7.1.2 THE NOTE. The Note, duly executed, drawn to the order of Lender and otherwise as provided herein.

          7.1.3 OFFICER'S CERTIFICATE. A certificate signed by an Authorized Officer of Borrower, stating that (to the best knowledge and belief of Borrower, after reasonable inquiry and review of matters pertinent to the subject matter of such certificate): (i) all of the representations and warranties contained in this Agreement and in the other Loan Documents are, in all material respects, true and correct as of the date hereof (other than those of such representations which by their express terms speak to a date prior to such date, which representations are, in all material respects, true and correct as of such respective dates); (ii) no event has occurred and is continuing, or would result from the advance of the proceeds of the Loans, which would constitute an Event of Default, and (iii) no change or changes having a Material Adverse Effect have occurred in the business or financial condition of Borrower since the date of the last financial statements of Borrower heretofore delivered to Lender.

          7.1.4 ORGANIZATIONAL DOCUMENTS. A copy of the current Certificate of Incorporation (or other charter documents, however named) of Borrower, including all amendments thereto, certified as current and complete by the appropriate authority of the state of said corporation's incorporation, together with evidence of said corporation's good standing in said corporation's state of incorporation and in every other state in which it is doing business or the conduct of said corporation's business requires such standing for the enforcement of material contracts.



                                                                      Domestic
                                  - 15 -
                                                                    Exhibit 10.5

          7.1.5 SECRETARY'S CERTIFICATE. A certificate of the corporate secretary of Borrower, signed by the duly appointed secretary thereof and issued as of the Closing Date, certifying that (i) attached thereto is a true and complete copy of the corporate by-laws of said corporation in effect on the date of passage of the corporate resolutions described immediately below and at all subsequent times to and including the date of the certificate,
(ii) attached thereto is a true and complete copy of the resolutions adopted by the Board of Directors of said corporation authorizing the Loans, the execution, delivery, and performance of this Agreement, the Note, the Loan Documents, and all advances of credit hereunder, and that such resolutions have not been modified, rescinded, or amended and are in full force and effect, (iii) no change has been made to said corporation's charter documents other than as reflected in the certified copies submitted in connection with the delivery of this Agreement or as approved in writing by Lender, and (iv) set forth therein and appropriately identified are the names, current official titles, and signatures of the officers of said corporation authorized to sign this Agreement and other documents to be delivered hereunder and/or to act as Authorized Officers hereunder.

          7.1.6 SECURITY AGREEMENT. The Security Agreement, duly executed and delivered to Lender by Borrower.

          7.1.7 FILINGS. Completion of all filings necessary to perfect Lender's Liens with respect to the Collateral.

          7.1.8 BORROWING BASE CERTIFICATE. An initial Borrowing Base Certificate, dated as of the Closing Date.

          7.1.9 INSURANCE. Original copies of policies of insurance and certificates of insurance in compliance with Section 5.15 hereof.

          7.1.10 ADDITIONAL INFORMATION. Such other information and documents as may reasonably be required by Lender or Lender's counsel.

     7.2 INSPECTION. Also prior to its making the initial Advance, Lender shall have satisfactorily completed a pre-loan credit quality inspection of Borrower's business operations in Salt Lake City, Utah. After the first such inspection, Lender shall be entitled to conduct, at Borrower's expense, credit quality inspections of Borrower's business operations in Salt Lake City, Utah on a quarterly basis. Satisfactory completion of each such future inspection shall be a condition precedent to Lender's obligation to make any Advance after the initial Advance hereunder.

     7.3 SUBSEQUENT ADVANCES. Prior to its making any Advance after the initial Advance, Lender shall have received from Borrower a Borrowing Base Certificate that is less than thirty (30) days old and that shows, by proper calculations, that Borrower is entitled to receive an additional Advance under the terms of this Agreement. Borrower shall be entitled to submit a new Borrowing Base Certificate justifying an additional Advance at any time.

     7.4 NO EVENT OF DEFAULT. It shall be a condition precedent to Lender's obligation to make any Advance under this Agreement that no Event of Default known to Borrower shall have occurred and be continuing, or result from Lender's making of the Advance.

     7.5 NO MATERIAL ADVERSE CHANGE. It shall be a condition precedent to Lender's obligation to make any Advance under this Agreement that since the date of the most recent financial statements provided to Lender by Borrower, no change shall have occurred in the business or financial



                                                                      Domestic
                                  - 16 -
                                                                    Exhibit 10.5
condition of Borrower that could have a Material Adverse Effect.

     7.6 REPRESENTATIONS AND WARRANTIES. It shall be a condition precedent to Lender's obligation to make any Advance under this Agreement that the representations and warranties of Borrower contained in this Agreement shall be true and correct in all material respects, with the same force and effect as though made on the date of the requested Advance, (other than those of such representations which by their express terms speak to a date prior to that date, which representations shall, in all material respects, be true and correct as of such respective date).


                                    ARTICLE 8
                           REPRESENTATIONS AND WARRANTIES

     To induce Lender to make the Loans, Borrower represents and warrants to Lender that:

     8.1 ORGANIZATION AND GOOD STANDING. Borrower is duly organized in the State of Utah, and is validly existing and in good standing under the laws of the State of Utah. Borrower has the legal power and authority to own its properties and assets and to transact the business in which Borrower is engaged and is or will be qualified in those states or foreign countries wherein the nature of Borrower's proposed business and property will make such qualifications necessary or appropriate in the future.

     8.2 AUTHORIZATION AND POWER. Borrower has the corporate power and requisite authority to execute, deliver and perform this Agreement, the Note and the other Loan Documents to be executed by Borrower; Borrower is duly authorized to, and has taken all action, corporate or otherwise, necessary to authorize Borrower to, execute, deliver and perform this Agreement, the Note and all other Loan Documents to which Borrower is a party and Borrower is and will continue to be duly authorized to perform its obligations under this Agreement, the Note and such other Loan Documents.

     8.3 NO CONFLICTS OR CONSENTS. Neither the execution and delivery of this Agreement, the Note or the other Loan Documents to which Borrower is a party, nor the consummation of any of the transactions herein or therein contemplated, nor compliance with the terms and provisions hereof or with the terms and provisions thereof, (a) will materially contravene or conflict with: (i) any provision of law, statute or regulation to which Borrower is subject, (ii) any judgment, license, order or permit applicable to Borrower,
(iii) any indenture, agreement, mortgage, deed of trust, or other agreement or instrument to which Borrower is a party or by which it may be bound, or to which Borrower may be subject, the violation of which would cause or result in a Material Adverse Effect, or (b) will violate any provision of Borrower's Certificate of Incorporation. No consent, approval, authorization or order of any court or Governmental Authority or other Person is required in connection with the execution and delivery by Borrower of the Loan Documents or to consummate the transactions contemplated hereby or thereby, or if required, such consent, approval, authorization or order shall have been obtained.

     8.4 ENFORCEABLE OBLIGATIONS. This Agreement, the Note and the other Loan Documents are the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as limited by bankruptcy, insolvency or other laws or equitable principles of general application relating to the enforcement of creditors= rights.

     8.5 FINANCIAL CONDITION. Borrower has delivered to Lender copies of the Borrower's audited consolidated financial statements as of December 31, 1995, and unaudited quarterly financial statements as of March 31, 1996. Such financial statements, in all material respects, fairly present the



                                                                      Domestic
                                  - 17 -
                                                                    Exhibit 10.5
financial position of Borrower as of such date and have been prepared in accordance with GAAP subject, in the case of unaudited financial statements, to normal year end adjustments. Since the date thereof, Borrower has not discovered any obligations, liabilities or indebtedness (including contingent and indirect liabilities and obligations or unusual forward or long-term commitments) which in the aggregate are material and adverse to the financial position or business of Borrower that should have been but were not reflected in such financial statements. All changes having a Material Adverse Effect that have occurred since January 1, 1995 have been disclosed to Lender in writing by Borrower.

     8.6 FULL DISCLOSURE. There is no material fact that Borrower has not disclosed to Lender that would have a Material Adverse Effect. No certificate or statement delivered herewith or heretofore by Borrower to Lender in connection with negotiations of this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary to keep the statements contained herein or therein from being misleading.

     8.7 NO DEFAULT. No event or condition has occurred and is continuing that constitutes an Event of Default.

     8.8 SIGNIFICANT DEBT AGREEMENTS. Borrower is not in default in any material respect under any Significant Debt Agreement.

     8.9 NO LITIGATION. There are no actions, suits or legal, equitable, arbitration or administrative proceedings pending, or to Borrower's actual knowledge overtly threatened, against Borrower that would, if adversely determined, have a Material Adverse Effect.

     8.10 TAXES. Borrower has filed or caused to be filed all returns and reports which are required to be filed by any jurisdiction, and has paid or made provision for the payment of all taxes, assessments, fees or other governmental charges imposed upon Borrower's properties, income or franchises, as to which the failure to file or pay would have a Material Adverse Effect, except such assessments or taxes, if any, which are being contested in good faith by appropriate proceedings.

     8.11 ERISA. (a) No Reportable Event has occurred and is continuing with respect to any Plan; (b) PBGC has not instituted proceedings to terminate any Plan; (c) neither the Borrower, any member of the Controlled Group, nor any duly-appointed administrator of a Plan (i) has incurred any liability to PBGC with respect to any Plan other than for premiums not yet due or payable or
(ii) has instituted or intends to institute proceedings to terminate any Plan under Section 4041 or 4041A of ERISA; and (d) each Plan of Borrower has been maintained and funded in all material respects in accordance with the Plan's terms and in all material respects in accordance with all provisions of ERISA applicable thereto. Neither the Borrower nor any of its Subsidiaries participates in, or is required to make contributions to, any Multi-employer Plan (as that term is defined in Section 3(37) of ERISA).

     8.12 COMPLIANCE WITH LAW. Borrower is in compliance with all laws, rules, regulations, orders and decrees that are applicable to Borrower, or its properties, noncompliance with which would have a Material Adverse Effect.

     8.13 SURVIVAL OF REPRESENTATIONS, ETC. All representations and warranties by Borrower herein shall survive the making of the Loans and the execution and delivery of the Note; any investigation at any time made by or on behalf of Lender shall not diminish Lender's right to rely on the representations and warranties herein.



                                                                      Domestic
                                  - 18 -
                                                                    Exhibit 10.5

     8.14 RECITALS. The recitals and statements of intent appearing in this Agreement are true and correct.

     8.15 NO STOCK PURCHASE. No part of the proceeds of any financial accommodation made by Lender in connection with this Agreement will be used to purchase or carry Amargin stock," as that term is defined in Regulation U, or to extend credit to others for the purpose of purchasing or carrying such margin stock.

     8.16 SOLVENT. Borrower (both before and after giving effect to the Loan contemplated hereby) is solvent, has assets having a fair value in excess of the amount required to pay its probable liabilities on Borrower's existing debts as they become absolute and matured, and has, and will have, access to adequate capital for the conduct of Borrower's business and the ability to pay Borrower's debts from time to time incurred in connection therewith as such debts mature.

     8.17 ADVANCES. Each request for an Advance or for the extension of any financial accommodation by Lender whatsoever shall constitute an affirmation that the representations and warranties contained herein are, true and correct as of the time of such request. All representations and warranties made herein shall survive the execution of this Agreement, all advances of proceeds of the Loans and the execution and delivery of all other documents and instruments in connection with the Loans and/or this Agreement, so long as Lender has any commitment to lend hereunder and until the Loans have been paid in full and all of Borrower's obligations under this Agreement, the Note and all Security Documents have been fully discharged.

     8.18 TITLE TO COLLATERAL. Borrower has good and marketable title to the Collateral, free of any Liens except for Permitted Liens, if any.

     8.19 SECURITY DOCUMENTS. The liens, security interests and assignments created by the Security Documents will, when granted, be valid, effective and enforceable first priority liens, security interests and assignments, except to the extent (if any) otherwise agreed in writing by Lender.


                                    ARTICLE 9
                                EVENTS OF DEFAULT

     9.1 EVENTS OF DEFAULT. An "Event of Default" shall exist if any one or more of the following events (herein collectively called "Events of Default") shall occur and be continuing:

          9.1.1 Failure by Borrower to pay any principal of, or interest on, the Note when the same shall become due or payable and such failure continues for five (5) days after notice thereof to Borrower;

          9.1.2 Any failure or neglect by Borrower to perform or observe any of the covenants, conditions, provisions or agreements of Borrower contained herein, or in any of the other Loan Documents (other than a failure or neglect described in one or more provisions of this Section 9.01) and such failure or neglect continues unremedied for a period of thirty (30) days after notice thereof from Lender to Borrower;

          9.1.3 Any material warranty, representation or statement contained in this Agreement or any of the other Loan Documents, or which is contained in any certificate or statement furnished or made to Lender pursuant hereto or in connection herewith or with the Loans, shall be or



                                                                      Domestic
                                  - 19 -
                                                                    Exhibit 10.5
shall prove to have been false when made or furnished;

          9.1.4 The occurrence of any material Aevent of default" or Adefault" by Borrower under any agreement, now or hereafter existing, to which Lender and Borrower are a party;

          9.1.5 Borrower shall (i) fail to pay any Indebtedness of Borrower due under any Significant Debt Agreement, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) or within any applicable grace period, (ii) fail to perform or observe any term, covenant, or condition on its part to be performed or observed under any agreement or instrument relating to such Indebtedness, within any applicable grace period when required to be performed or observed, if the effect of such failure to perform or observe is to accelerate the maturity of such Indebtedness, or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled prepayment), prior to the stated maturity thereof, or (iii) allow the occurrence of any materially adverse event of default with respect to such Indebtedness;

          9.1.6 Any one or more of the Loan Documents shall have been determined to be invalid or unenforceable against Borrower executing the same in accordance with the respective terms thereof, or shall in any way be terminated or become or be declared ineffective or inoperative, so as to deny Lender the substantial benefits contemplated by such Loan Document or Loan Documents;

          9.1.7 Borrower shall (i) apply for or consent to the appointment of a receiver, trustee, custodian, intervenor or liquidator of itself or of all or a substantial part of its assets, (ii) file a voluntary petition in bankruptcy or admit in writing that it is unable to pay its debts as they become due, (iii) make a general assignment for the benefit of creditors,
(iv) file a petition or answer seeking reorganization of an arrangement with creditors or to take advantage of any bankruptcy or insolvency laws, (v) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceeding, or (vi) take corporate action for the purpose of effecting any of the foregoing;

          9.1.8 An involuntary petition or complaint shall be filed against Borrower, seeking bankruptcy or reorganization of Borrower, or the appointment of a receiver, custodian, trustee, intervenor or liquidator of Borrower, or all or substantially all of its assets, and such petition or complaint shall not have been dismissed or stayed within sixty (60) days of the filing thereof; or an order, order for relief, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition or complaint seeking reorganization of Borrower, appointing a receiver, custodian, trustee, intervenor or liquidator of Borrower, or all or substantially all of its assets, and such order, judgment or decree shall continue unstayed and in effect for a period of sixty (60) days;

          9.1.9 Any final judgment(s) (excluding those the enforcement of which is suspended pending appeal) for the payment of money in excess of the sum of $50,000.00 in the aggregate (other than any judgment covered by insurance where coverage has been acknowledged by the insurer) shall be rendered against Borrower, and such judgment or judgments shall not be satisfied, settled, bonded or discharged at least ten (10) days prior to the date on which any of its assets could be lawfully sold to satisfy such judgment;

          9.1.10 Either (i) proceedings shall have been instituted to terminate, or a notice of termination shall have been filed with respect to, any Plans (other than a Multi-Employer Pension Plan as that term is defined in Section 4001(a)(3) of ERISA) by Borrower, any member of the Controlled



                                                                      Domestic
                                  - 20 -
                                                                    Exhibit 10.5

Group, PBGC or any representative of any thereof, or any such Plan shall be terminated, in each case under Section 4041 or 4042 of ERISA, and such termination shall give rise to a liability of the Borrower or the Controlled Group to the PBGC or the Plan under ERISA having an effect in excess of $50,000.00 or (ii) a Reportable Event, the occurrence of which would cause the imposition of a lien in excess of $50,000.00 under Section 4062 of ERISA, shall have occurred with respect to any Plan (other than a Multi-Employer Pension Plan as that term is defined in Section 4001(a)(3) of ERISA) and be continuing for a period of sixty (60) days;

        9.1.11 Any of the following events shall occur with respect to any Multi-Employer Pension Plan (as that term is defined in Section 4001(a)(3) of ERISA) to which Borrower contributes or contributed on behalf of its employees and Lender determines in good faith that the aggregate liability likely to be incurred by Borrower, as a result of any of the events specified in Subsections (i), (ii) and (iii) below, will have an effect in excess of $50,000.00; (i) Borrower incurs a withdrawal liability under Section 4201 of ERISA; (ii) any such plan is Ain reorganization" as that term is defined in
Section 4241 of ERISA; or (iii) any such Plan is terminated under Section 4041A of ERISA;

        9.1.12 The occurrence of a Change in Control without the written consent of Lender;

        9.1.13 The dissolution, liquidation, sale, transfer, lease or other disposal of all or substantially all of the assets or business of Borrower; or

        9.1.14 Any levy or execution upon, or judicial seizure of, any property of Borrower that has a fair market value in excess of $50,000.00 that is not bonded or released within thirty (30) days.

    9.2 REMEDIES UPON EVENT OF DEFAULT. If an Event of Default shall have occurred and be continuing, then Lender may, at its sole option, exercise any one or more of the following rights and remedies, and any other remedies provided in any of the Loan Documents, as Lender in its sole discretion may deem necessary or appropriate, all of which remedies shall be deemed cumulative, and not alternative: (i) cease making Advances or extensions of financial accommodations in any form to or for the benefit of Borrower and declare the principal of, and all interest then accrued on, the Note and any other liabilities hereunder to be forthwith due and payable, whereupon the same shall become immediately due and payable without presentment, demand, protest, notice of default, notice of acceleration or of intention to accelerate or other notice of any kind all of which Borrower hereby expressly waives, anything contained herein or in the Note to the contrary notwithstanding, (ii) reduce any claim to judgment, and/or (iii) without notice of default or demand, pursue and enforce any of Lender= rights and remedies under the Loan Documents, or otherwise provided under or pursuant to any applicable law or agreement; provided, however, that if any Event of Default specified in Sections 9.01.07 or 9.01.08 shall occur, the principal of, and all interest on, the Note and other liabilities hereunder shall thereupon become due and payable concurrently therewith, without any further action by Lender and without presentment, demand, protest, notice of default, notice of acceleration or of intention to accelerate or other notice of any kind, all of which Borrower hereby expressly waives.

     9.3 RIGHT OF SET OFF. Upon the occurrence and during the continuance of any Event of Default, Lender is hereby authorized at any time and from time to time, without notice to Borrower (any such notice being expressly waived by Borrower), to set off and apply any and all moneys, securities or other property of Borrower and the proceeds therefrom, now or hereafter held or received by or in transit to Lender or its agents, from or for the account of Borrower, whether for safe keeping, custody,

                                                        Domestic
                                 -21-
                                                        Exhibit 10.5
pledge, transmission, collection or otherwise, and also upon any and all deposits (general or special) and credits of Borrower, and any and all claims of Borrower against Lender at any time existing. Lender agrees promptly to notify Borrower after any such set off and application, provided that the failure to give such notice shall not affect the validity of such set off and application. The rights of Lender under this Section 9.03 are in addition to other rights and remedies (including, without limitation, other rights of set off) which Lender may have.

     9.4 PERFORMANCE BY LENDER. Should Borrower fail to perform any covenant, duty or agreement with respect to the payment of taxes, obtaining licenses or permits, or any other requirement contained herein or in any of the Loan Documents within the period provided herein, if any, for correction of such failure, Lender may, at its option, perform or attempt to perform such covenant, duty or agreement on behalf of Borrower. In such event, Borrower shall, at the request of Lender, promptly pay any amount expended by Lender in such performance or attempted performance to Lender at its main office in Salt Lake City, Utah together with interest thereon at the Default Rate, from the date of such expenditure until paid. Notwithstanding the foregoing, it is expressly understood that Lender does not assume any liability or responsibility for the performance of any duties of Borrower hereunder or under any of the Loan Documents or other control over the management and affairs of Borrower.

                               ARTICLE 10
                              MISCELLANEOUS

     10.1 MODIFICATION. All modifications, consents, amendments or waivers of any provision of any Loan Document, or consent to any departure by Borrower therefrom, shall be effective only if the same shall be in writing and accepted by Lender.

     10.2 WAIVER. No failure to exercise, and no delay in exercising, on the part of Lender, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other further exercise thereof or the exercise of any other right. The rights of Lender hereunder and under the Loan Documents shall be in addition to all other rights provided by law. No modification or waiver of any provision of this Agreement, the Note or any Loan Documents, nor consent to departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

     10.3 PAYMENT OF EXPENSES. Borrower shall pay all costs and expenses of Lender (including, without limitation, the attorneys= fees of Lender's legal counsel) incurred by Lender in connection with the documentation of the Loan, and the preservation and enforcement of Lender's rights under this Agreement, the Note, and/or the other Loan Documents, and any filing and recording fees; provided, however, that notwithstanding the aforesaid, with respect to any legal action between the parties hereto that is pursued to judgment the prevailing party only shall be reimbursed by the other party for all costs and expenses (including, without limitation, reasonable attorneys= fees and costs) incurred in connection with the preservation and enforcement of its rights under this Agreement, the Note and/or other Loan Documents. In addition, Borrower shall pay all costs and expenses of Lender in connection with the negotiation, preparation, execution and delivery of any and all amendments, modifications and supplements of or to this Agreement, the Note or any other Loan Document.

     10.4 NOTICES. Except for telephonic notices permitted herein, any notices or other communications required or permitted to be given by this Agreement or any other documents and

                                                        Domestic
                                 -22-
                                                        Exhibit 10.5
instruments referred to herein must be (i) given in writing and personally delivered or mailed by prepaid certified or registered mail, or (ii) made by facsimile delivered or transmitted, to the party to whom such notice or communication is directed, to the address of such party as follows:


     Borrower:       Chief Financial Officer

                     DAW Technologies
                     2700 South 900 West
                     Salt Lake City, Utah 84119

     Lender:     Corporate Banking Department
                     US Bank of Utah
                     Post Office Box 30177
                     Salt Lake City, Utah 84130

Any notice to be personally delivered may be delivered to the principal offices (determined as of the date of such delivery) of the party to whom such notice is directed. Any such notice or other communication shall be deemed to have been given (whether actually received or not) on the day it is personally delivered as aforesaid; or, if mailed, on the third day after it is mailed as aforesaid; or, if transmitted by telefacsimile, on the day that such notice is transmitted as aforesaid if such day is a Business Day, and otherwise in the case of any notice transmitted by telefacsimile on other than a Business Day, on the next Business Day. Any party may change its address for purposes of this Agreement by giving notice of such change to the other parties pursuant to this Section 10.04.

     10.5 GOVERNING LAW. This Agreement has been prepared, is being executed and delivered, and is intended to be performed in the State of Utah. The substantive laws of the State of Utah and the applicable federal laws of the United States of America shall govern the validity, construction, enforcement and interpretation of this Agreement and all of the other Loan Documents, without regard to Utah conflicts of law rules.

     10.6 INVALID PROVISIONS. If any provision of any Loan Document is held to be illegal, invalid or unenforceable under present or future laws during the term of this Agreement, such provision shall be fully severable; such Loan Document shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of such Loan Document; and the remaining provisions of such Loan Document shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from such Loan Document. Furthermore, in lieu of each such illegal, invalid or unenforceable provision there shall be added as part of such Loan Document a provision mutually agreeable to Borrower and Lender as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

     10.7 BINDING EFFECT. The Loan Documents shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors, assigns and legal representatives; provided, however, that Borrower may not, without the prior written consent of Lender, assign any rights, powers, duties or obligations thereunder.

     10.8 ENTIRETY. The Loan Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof and

                                                        Domestic
                                 -23-
                                                        Exhibit 10.5
thereof.

     10.9 HEADINGS. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Agreement.

     10.10 SURVIVAL. All representations and warranties made by Borrower herein shall survive delivery of the Note and the making of the Loans.

     10.11 NO THIRD PARTY BENEFICIARY. The parties do not intend the benefits of this Agreement to inure to any third party, nor shall this Agreement be construed to make or render Lender liable to any materialman, supplier, contractor, subcontractor, purchaser or lessee of any property owned by Borrower, or for debts or claims accruing to any such persons against Borrower. Notwithstanding anything contained herein or in the Note, or in any other Loan Document, or any conduct or course of conduct by any or all of the parties hereto, before or after signing this Agreement or any of the other Loan Documents, neither this Agreement nor any other Loan Document shall be construed as creating any right, claim or cause of action against Lender, or any of its officers, directors, agents or employees, in favor of any materialman, supplier, contractor, subcontractor, purchaser or lessee of any property owned by Borrower, nor to any other person or entity other than Borrower.

     10.12 SCHEDULES AND EXHIBITS INCORPORATED. All schedules and exhibits attached hereto are hereby incorporated into this Agreement by each reference thereto as if fully set forth at each such reference.

     10.13 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same agreement.

                                                        Domestic
                                 -24-
                                                        Exhibit 10.5

     IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement on the dates set forth below, to be effective as of the day and year first above written.

                                     US Bank of UTAH



Date: July 25, 1996                  By: /s/ C. Watson Nichols
      --------------------               ----------------------------------
                                         Name:  Same
                                                ---------------------------
                                         Title: Vice President
                                                ---------------------------


                                     DAW TECHNOLOGIES, INC.


Date: July 25, 1996                  By: /s/ David R. Grow
      --------------------               ----------------------------------
                                         Name:  Same
                                                ---------------------------
                                         Title: Executive Vice President/CFO
                                                ---------------------------

Date: July 25, 1996                  By: /s/ Ronald W. Daw
      --------------------               ----------------------------------
                                         Name:  Same
                                                ---------------------------
                                         Title: President/CEO
                                                ---------------------------

LOAN AGREEMENT

Borrower: DAW TECHNOLOGIES, INC.
2700 SOUTH 9O0 WEST
SALT Lake(E CITY, UT 84119

Lender: U.S. Bank to Utah
International Banking
107 South Main Street
Salt Lake City, UT U111

THIS LOAN AGREEMENT between DAW TECHNOLOGIES INC. ("Borrower") and U.S. Bank to Utah ("Lender") Is made and executed on the following terms and conditions. Borrower has received prior commercial loans from Lender or has applied to Lender for a commercial loan or loans and other financial accommodations Including those which may be described on any exhibit or schedule attached to this Agreement. All such loans and financial accommodations together with all future loans and financial accommodations from Lender to Borrower, are referred to In this Agreement Individually as the "Loan" and collectively as the "Loans." Borrower understands and agrees that: (a) In granting, renewing, or extending any Loan, Lender Is retying upon Borrower's representations, warranties, and agreements, as set forth In this Agreement. (b) the granting, renewing, or extending of any Loan by Lender d all times shall be subject to Lender's sole judgment and discretion; and (c) all such Loans shall be and shall remain subject to the following terms and conditions of this Agreement.

TERM. This Agreement shall be effective as of November 12,1996, and shall continue thereafter until all Indebtedness of Borrower to Lender has been performed in full and the parties terminate this Agreement in writing.

DEFINITIONS. The following words shall have the following meanings when used in this Agreement. Terms not otherwise defined In this Agreement shall have the meanings attributed to such terms in the Uniform Commercial Code. All references to dollar amounts shall mean amounts in lawful money of the United States of America.

Agreement. The word "Agreement means this Loan Agreement, as this Loan Agreement may be amended or modified from time to time, together with all exhibits and schedules attached to this Loan Agreement from time to fume.

Account. The word "Account" means a trade account, account receivable, or other right to payment for goods sold or services rendered owing to Borrower (or to a third party grantor acceptable to Lender).

Account Debtor. The words "Account Debtor" mean the person or entity obligated upon an Account.

Advance. The word "Advance", means a disbursement of Loan funds under this Agreement.

Borrower. The word "Borrower" means DAW TECHNOLOGIES, INC.. The word "Borrower" also includes, as applicable, all subsidiaries and affiliates of Borrower as provided below in the paragraph titled "Subsidiaries and
Affiliates:

                                                             Exim
                                                               1
                                Exhibit 10.5

Borrowing Base. The words Borrowing Base, mean, as determined by Lender from time to time, the lesser of (a) S3,500,000.00; or (b) 9o.oon% of the aggregate amount of Eligible Accounts.

Business Day. The words "Business Day, mean a day on which commercial banks are open for business in the State of Utah.

CERCLA. The word ~CERCLA means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

Cash Flow. The words "Cash Flow" mean net income after taxes, and exclusive of extraordinary gains and Income, plus depreciation and amortization.

Collateral. The word "Collateral" means and includes without limitation all properly end assets granted as collateral security for a Loan, whether real or personal properly, whether granted directly or indirectly, whether granted now or in the future, and whether granted in the form of a security interest, mortgage, deed of trust, assignment, pledge, chattel mortgage, chattel trust, factor's lien, equipment trust, conditional sale, trust receipt, lien, charge, lien or title retention contract, tease or consignment Intended as a security device, or any other security or lien interest whatsoever whether created by law, contract, or otherwise. The word Collateral includes without limitation all collateral described below in the section titled "COLLATERAL."

Debt. The word "Debt" means all of Borrower's liabilities excluding Subordinated Debt.

Eligible Accounts. The words "Eligible Accounts mean, at any time, all of Borrower's Accounts which contain selling terms and conditions acceptable to Lender. The net amount of any Eligible Account against which Borrower may borrow shall exclude all returns, discounts, credits, and offsets of any nature. Unless otherwise agreed to by Lender in writing, Eligible Accounts do not include:

(a) Accounts with respect to which the Account Debtor is an officer, an employee or agent of Borrower.

(b) Accounts with respect to which the Account Debtor b a subsidiary of, or affiliated with or related to Borrower or its shareholders, officers, or directors.

(c) Accounts with respect to which goods are placed on consignment, guaranteed sale, or other terms by reason of which the payment by the Account Debtor may be conditional.

(d) Accounts with respect to which Borrower is or may become liable to the Account Debtor for goods sold or services rendered by the Account Debtor to Borrower.

(e) Accounts which are subject to dispute, counterclaim, or setoff.

(t) Accounts with respect to which the goods have not been shipped or delivered, or the services have not been rendered, to the Account Debtor.

(g) Accounts with respect to which Lender, in its safe discretion, deems the creditworthiness or financial condition of the Account Debtor to be unsatisfactory.

                                                             Exim
                                                               2
                                Exhibit 10.5

(h) Accounts of any Account Debtor who has filed or has had filed against It a petition in bankruptcy or an application for relief under any provision of any state or federal bankruptcy, insolvency, or debtor-in-relief acts; or who has had appointed a trustee, custodian, or receiver for the assets of such Account Debtor, or who has made an assignment for the benefit of creditors or has become insolvent or fails generally to pay its debts (including its payrolls) as such debts become due.

(i) Accounts with respect to which the Account Debtor Is the United States government or any department or agency of the United States.

0) Accounts which have not been paid In full within 60 CALENDAR DAYS from the due date.

(k) See paragraph titled EXCLUSIONS FROM THE BORROWING BASK' on page #5 of this Loan Agreement.

ERISA. The word ~ERISA means the Employee Retirement Income tncome Security Act of 1974, as amended:

Event of Default. The words Event of Default mean and include without limitation any of the Events of Default set forth below in the section titled EVENTS OF DEFAULT.

Expiration Date. The words "Expiration Date mean the date of termination of Lender's commitment to lend under this Agreement.

Grantor. The word "Grantor" means and includes without limitation each and all of the persons or entities granting a Security Interest in any Collateral for the Indebtedness, including without limitation all Borrowers granting such a Security Interest.

Guarantor. The word "Guarantor" means and Includes without limitation each and all of the guarantors, sureties, and accommodation parties In connection with any Indebtedness.

Indebtedness. The word "Indebtedness" means and includes without hmita0On all Loans, together with all other obligations, debt and liabilities of Borrower to Lender, or any one or more of them, as well as all claims by Lender against Borrower, or any one or more of them, whether now or hereafter existing, voluntary or involuntary, due or not due, absolute or contingent, liquidated or unliquidable; whether Borrower may be liable individually or jointly with others; whether Borrower may be obligated as a guarantor, surety or otherwise; whether recovery upon such Indebtedness may be or hereafter may become barred by any statute of limitations; and whether; such Indebtedness may be or hereafter may become otherwise unenforceable.

Lender. The word "Lender" means U.S. Bank of Utah, its successors and assigns.

Line of Credit. The words "Line of Credit" mean the credit facility described in the Section titled "LINE OF CREDITA below.

Liquid Assets. The words Liquid Assets mean Borrower's cash on hand plus Borrower's readily marketable securities.

                                                             Exim
                                                               3
                                Exhibit 10.5

Loan. The word "Loan or Loans" means and includes without limitation any and all commercial loans and financial accommodations from Lender to Borrower, whether now or hereafter existing, and however evidenced, including without limitation those loans and financial accommodations described herein or described on any exhibit or schedule attached to this Agreement from time to time.

Note. The word "Note" means and includes without limitation Borrower's promissory note or notes, it any, evidencing Borrower's Loan obligations in favor of Lender, as well as any substitute, replacement or refinancing note or notes therefor.

Permitted Liens. The words "Permitted Liens, mean: (a) liens and security interests securing Indebtedness owed by Borrower to Lender; (b) liens for taxes, assessments, or similar charges either not yet due or being contested in good faith; (c) liens of materialmen, mechanics, warehousemen, or carriers, or other like liens arising in the ordinary course of business and securing obligations which are not yet delinquent; (d) purchase money liens or purchase money security interests upon or in any property acquired or held by Borrower in the ordinary course of business to secure Indebtedness outstanding on the date of this Agreement or permitted to be incurred under the paragraph of this Agreement titled "Indebtedness and Liens", (e) liens and security interests which, as of the date of this Agreement, have been disclosed to and approved by the Lender in writing; and (t) those liens and security interests which in the aggregate constitute an immabr41 and insignificant monetary amount with respect to the net value of Borrower's assets.

Related Documents. The words "Related Documents" mean and include without limitation all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, and all other investments; agreements and documents, whether now or hereafter existing, executed in connection with the Indebtedness.

Security Agreement. The words "Security Agreement" mean and include without limitation any agreements, promises, covenants, arrangements, understandings or other agreements, whether created by law, contract, or otherwise, evidencing, governing, representing, or creating a Security Interest.

Security interest. The words "Security Interest" mean and include without limitation any type of collateral security, whether in the form of a lien charge, mortgage, deed of trust, assignment, pledge, chattel mortgage, chattel Trust, factor's lien, equipment trust, conditional sale, trust receipt lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever, whether created by law, contract, or otherwise.

SARA. The word ~SARA means the Superfund Amendments and Reauthorization Act of 1986 as now or hereafter amended.

Subordinated Debt. The words "Subordinated Debt" mean indebtedness and liabilities of Borrower which have been subordinated by written agreement to indebtedness owed by Borrower to Lender in form and substance acceptable to Lender.

Tangible Net Worth. The words Tangible Net Worth mean Borrower's total assets excluding all intangible assets (i.e., goodwill, trademarks, patents, copyrights, organizational expenses, and similar intangible items, but including leaseholds and leasehold improvements) less total Debt.

                                                             Exim
                                                               4
                                Exhibit 10.5

Working Capital. The words "Working Capital" mean Borrower's current assets, excluding prepaid expenses, less Borrower's current liabilities.

LINE OF CREDIT. Lender agrees to make Advances to Borrower from time to time from the date of this Agreement to the Expiration Date, provided the aggregate amount of such Advances oustanding at any time does not exceed the Borrowing Base. Within the foregoing limits, Borrower may borrow, partially or wholly prepay, and reborrow under this Agreement as follows.

Conditions Precedent to Each Advance. Lender's obligation to make any Advance to or for the account of Borrower under this Agreement is subject to the following conditions precedent, with all documents, instruments, opinions, reports, and other items required under this Agreement to be in form and substance satisfactory to Lender:

(a) Lender shall have received evidence that the Agreement and all Related Documents have been duly authorized, exected, and delivered by Borrower to Lender.

(b) Lender shall have received such opinions ot counsel, supplemental opinions, and documents as Lender may request.

(c) The security interest In the collateral shall have been duly authorized, created, and perfected with first lien priority and shall be in full force and effect.

(d) All guaranties required by Lender for the Line of Credit shall have been executed by each Guarantor, delivered to Lender, and be in full force and effect.

(e) Lender, at its option and for Its sole benefit, shall have conducted an audit of Borrower's Accounts, books, records, and operations, and Lender shall be satisfied as to their condition.

(f) Borrower shall have paid to Lender all fees, costs, and expenses specified in the Agreement and the Related Documents as are then due and payable.

(g) There shall not exist at the time of any Advance a condition which would constitute an Event of Default under this Agreement, and Borrower shall have delivered to Lender the compliance certificate called for In the paragraph below titled "Compliance Certificate."

Making Loan Advances. Advances under the Line of Credit may be requested either orally or In writing subject to the limitations set forth below. Lender may, but need not, require that all oral requests be confirmed In writing. Each Advance shall be conclusively deemed to have been made at the request of and for the benefit of Borrower (a) when credited to any deposit account of Borrower maintained with Lender or (b) when advanced in accordance with the instructions of an authorized person. Lender, at its option, may set a cutoff time, after which all requests for Advances will be treated as having been requested on the next succeeding Business Day.

Mandatory Loan Repayments. If at any time the aggregate principal amount of the outstanding Advances shall exceed the applicable Borrowing Base, Borrower, immediately upon written or oral notice from Lender, shall pay to Lender an amount equal to the difference between the outstanding principal balance of the Advances and the Borrowing Base. On the Expiration Date,

                                                             Exim
                                                               2
                                Exhibit 10.5

Borrower shall pay to Lender in full the aggregate unpaid principal amount of all Advances then outstanding and all accrued unpaid interest, together with all other applicable tees, costs and charges, it any, not yet paid.

Loan Account. Lender shall maintain on its books a record of account In which Lender shall make entries for each Advance and such other debits and credits as shall be appropriate in connec0On with the credit facility. Lender shall provide Borrower with periodic statements of Borrower's account, which statements shall be considered to be correct and conclusively binding on Borrower unless Borrower notifies Lender to the contrary within thirty (30) days after Borrower's receipt of any such statement which Borrower deems to be incorrect.

COLLATERAL. To secure payment of the Line of Credit and performance of all other Loans, obligations and duties owed by Borrower to Lender, Borrower (and others, it required) shall grant to Lender Security Interest in such property and assets as Lender may require (the "Collateral"), including without limitation Borrower's present and future Accounts and general Intangibles. Lender's Secure Interests in the Collateral shall be continuing liens and shall include the proceeds and products of the Collateral, including without limitation the proceeds of any insurance. With respect to the Collateral, Borrower agrees and represents and warrants to Lender:

Perfection of Security Interests. Borrower agrees to execute such financing statements and to take whatever other actions are requested by Lender to perfect and continue Lender's Security Interests in the Collateral. Upon request of Lender, Borrower will deliver to Lender any and all of the documents evidencing or constituting the Collateral, and Borrower will note Lender's Interest upon any and all chattel paper if not delivered to Lender for possession by Lender. Contemporaneous with the execution of this Agreement, Borrower will execute one or more UCC financing statements and any similar statements as may be required by applicable law, and will file such financing statements and all such similar statements in the appropriate location or locations. Borrower hereby appoints Lender as its irrevocable attorney-in-fact for the purpose of executing any documents necessary to perfect or to continue any Security Interest. Lender may at any time, and without further authorization from Borrower, file a carbon, photograph, facsimile, or other reproduction of any financing statement for use as a financing statement. Borrower will reimburse Lender for all expenses for the perfection, termination, and the continuation of the perfection of Lender's security interest in the Collateral. Borrower promptly will notify Lender of any change in Borrower's name including any change to the assumed business names of Borrower. Borrower also promptly will notify Lender of any change in Borrower's Social Security Number or Employer Identification Number. Borrower further agrees to notify Lender in writing prior to any change in address or location of Borrower's principal governance office or should Borrower merge or consolidate with any other entity.

Collateral Records. Borrower does now, and at all times hereafter shall, keep correct and accurate records of the Collateral, all of which records shall be available to Lender or Lender's representative upon demand for inspection and copying at any reasonable time. With respect to the Accounts, Borrower agrees to keep and maintain such records as Lender may require, including without limitation information concerning Eligible Accounts and Account balances and agings.

Collateral Schedules. Concurrently with the execution and delivery of this Agreement, Borrower shall execute and deliver to Lender a schedule of Accounts and Eligible Accounts, in form

                                                             Exim
                                                               6
                                Exhibit 10.5
and substance satisfactory to the Lender. Thereafter and at such frequency as Lender shall require, Borrower shall execute and deliver to Lender such supplemental schedules of Eligible Accounts and such other matters and Information relating to Borrower's Accounts as Lender may request.

Representations and Warrantees Concerning Accounts. With respect to the Accounts, Borrower represents and warrants to Lender: (e) Each Account represented by Borrower to be an Eligible Account for purposes of tints Agreement conforms to the requirements of the definition of an Eligible Account; (b) All Account information listed on schedules delivered to Lender will be true and correct, subject to immaterial variance; and (c) Lender, its assigns, or agents shall have the right at any time end at Borrower's expense to Inspect, examine, and audit Borrower's records and to confirm with Account Debtors the accuracy of such Accounts.

REPRESENTATIONS AND WARRANTIES. Borrower represents end warrants to Lender, as of the date of this Agreement, as of the date of each disbursement of Loan proceeds, as of the date of any renewal, extension or modification of any Loan, and at all limes any Indebtedness exists:

Organization. Borrower is a corporation which is duly organized, validly existing, and in good standing under the laws of the Stab of Utah and is validly existing and in good standing in all states in which Borrower is doing business. Borrower has the full power and authority to own its properties and to transact the businesses in which it is presently engaged or presently proposes to engage. Borrower also is duly qualified as a foreign corporation and is in good standing in all states in which the failure to so qualify would have a material adverse effect on its businesses or financial condition.

Authorization. The execution, delivery, and performance of this Agreement and all Related Documents by Borrower, to the extent to be executed, delivered or performed by Borrower, have been duly authorized by all necessary action by Borrower; do not require the consent or approval of any other person, regulatory authority or governmental body; and do not conflict with, result in a violation of, or constitute a default under (a) any provision of its articles of incorporation or organization, or bylaws, or any agreement or other Instrument binding upon Borrower or (b) any law, governmental regulation, court decree, or order applicable to Borrower.

Financial Information. Each financial statement of Borrower supplied to Lender truly and completely disclosed Borrower's financial condition as of the date of the statement, and there has been no material adverse change In Borrower's financial condition subsequent to the date of the most recent financial statement supplied to Lender. Borrower has no material contingent obligations except as disclosed in such financial statements.

Legal Effect. This Agreement constitutes, and any instrument or agreement required hereunder to be given by Borrower when delivered will constitute, legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms.

Properties. Except for Permitted Liens, Borrower owns and has good title to all of Borrower's properties free and clear of all Security Interests, and has not executed any security documents or financing statements relating to such properties. All of Borrower's properties are titled in Borrower's legal name, and Borrower has not used, or filed a financing statement under, any other name for at least the last five (5) years.

Hazardous Substances. The terms "hazardous waste, "hazardous substance," "disposal",.

                                                             Exim
                                                               7
                                Exhibit 10.5

"release", and threatened release," as used In this Agreement, shall have the same meanings as set forth in the ~CERCLA,'~SARA,' the Hazardous Materials Transportation Act, 49 U.S.C. Section 1LtO1, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., or other applicable state or Federal laws, rules, or regulations adopted pursuant to any of the foregoing. Except as disclosed to and acknowledged by Lender in writing, Borrower represents and warrants that: (a) During the period of Borrower's ownership of the properties, there has been no use, generation, manufacture, storage, treatment, disposal, release or threatened release of any hazardous waste or substance by any person on, under, about or from any of the properties. (b) Borrower has no knowledge of, or reason to believe that there has been (i) any use, generation, manufacture, storage, treatment, disposal, release, or threatened release of any hazardous waste or substance on, under, about or from the properties by any prior owners or occupants of any of the properties", or (ii) any actual or threatened litigation or claims of any kind by any person relating to such matters. (c) Neither Borrower nor any tenant, contractor, agent or other authorized user of any of the properties shall use, generate, manufacture, store, treat, dispose of, or release any hazardous waste or substance on, under, about or from any of the properties; and any such activity shall be conducted in compliance with all applicable federal, state, and local laws, regulations, and ordinances, including without limitation those laws, regulations and ordinances described above. Borrower authorizes" Lender and its agent to enter upon the properties" to make such inspections and tests as Lender may deem appropriate to determine compliance of the properties with this section of the Agreement. Any inspections or tests made by Lender shall be at Borrower's expense and for Lender's purpose" only and shall not be construed to create any responsibility or liability on the part of Lender to Borrower or to any other person. The representations and warranties combined herein are based on Borrower's due diligence in investigating the properties for hazardous waste and hazardous substances. Borrower hereby (a) releases and warrants any future claims against Lender for indemnity or contribution in the event Borrower becomes" liable for cleanup or other costs under any such laws, and
(b) agrees to indemnify and hold harmless Lender against any and all claims, loss - , liabilities, damages, penalties, and expenses which Lender may directly or indirectly sustain or suffer resulting from a breach of this section of the Agreement or as a consequence of any use, generation, manufacture, storage, disposal, release or threatened release occurring prior to Borrower's ownership or interest in the properties, whether or not the same was or should have been known to Borrower. The provisions of this section of the Agreement, including the obligation to indemnify, shall survive the payment of the Indebtedness and the termination or expiration of this Agreement and shall not be affected by Lender's acquisition of any interest in any of the properties, whether by foreclosure or otherwise.

Litigation and Claims. No litigation, claim, investigation, administrating proceeding or similar action (including those for unpaid taxes) against Borrower is pending or threatened, and no other event has occurred which may materially adversely affect Borrower's financial condition or properties, other than litigation, claims, or other events, if any, that have been disclosed to and acknowledged by Lender in writing.

Taxes. To the best of Borrower's knowledge, all tax returns and repute of Borrower that are or were required to be filed, have been filed, and all taxes, assessments and other governmental charges" have been paid In full, except those presently being or to be contested by Borrower in good faith in the ordinary course of business and for which adequate reserves have been provided.

Lien Priority. Unless otherwise previously disclosed to Lender in writing, Borrower has not

                                                             Exim
                                                               8
                                Exhibit 10.5
entered into or granted any Security Agreement, or permitted the filing or attachment of any security interests on or affecting any of the Collateral directly or indirectly securing repayment of Borrower's Loa n and Note, that would be prior or that may in any way be superior to Lender's Security Interests and rights in and to such Collateral.

Binding Effect. This Agreement, the note, all Security Agreements directly or indirectly securing repayment of Borrower's Loan and Note and all of the Related Documents are binding upon Borrower as well as upon Borrower's successor, representatives and assigns, and are legally enforceable in accordance with their respective terms.

Commercial Purposes. Borrower intends to use the Loan proceeds solely for business or commercial related purposes.

Employee Benefit Plans. Each employee benefit plan as to which Borrower may have any liability complies In all material respects with all applicable requirements of law and regulations, and (i) no Reportable Event nor Prohibited Transaction (as defined in ERISA) has occurred with respect to any such plan, (ii) Borrower has not withdrawn from any such plan or initiated steps to do so, (lit) no steps have been taken to terminate any such plan, and (iv) there are no unfunded liabilities other than those previously disclosed to Lender in writing.

Location of Borrower's Offices and Records. Borrower's place of business, or Borrower's Chief executing office, If Borrower has more than one place of business, is located at 2700 SOUTH 900 WEST, SALT LAKE CITY, UT 84119. Unless Borrower has designated otherwise in writing this location is also the office or offices where Borrower keeps its records concerning the collateral.

Information. All information heretofore or contemporaneously herewith furnished by Borrower to Lender for the purposes of or in connect/on with this Agreement or any transaction contemplated hereby is, and alt information hereafter furnished by or on behalf of Borrower to Lender will be, true and accurate in every material respect on the date as of which such information is dated or certified; and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading.

Survival of Representations and Warrantees. Borrower understands and agrees that Lender, without Independent investigation, Is relying upon the above representations and warrantees in extending Loan Advances to Borrower. Borrower further agrees that the foregoing representations and warranties shall be continuing In nature and shall remain in full force and effect until such time as Borrower's indebtedness shall be paid in full, or until this Agreement shall be terminated in the manner provided above, whichever be the last to occur.

AFFIRMATIVE COVENANTS. Borrower covenants and agrees with Lender that, while the Agreement is in effect, Borrower will:

Litigation. Promptly inform Lender in writing of (a) all material adverse change" in Borrower's financial condition, and (b) all existing and all threatened litigation, claims, investigations administrative proceedings or similar actions affecting Borrower or any Guarantor which could materially affect the financial condition of Borrower or the financial condition of any Guarantor.

                                                             Exim
                                                               9
                                Exhibit 10.5

Financial Records. Maintain its books and records in accordance with generally accepted accounting principles, applied on a consistent basis, and permit Lender to examine and audit Borrower's books and records at all reasonable times.

Financial Statements. Furnish Lender with, as soon available, but in no event later than ninety (90) days after the end of each fiscal year, Borrower's balance sheet and income statement for year ended, audited by a certified public accountant satisfactory to Lender and, as soon as available, but in no event later than forty-five days after the end of each fiscal quarter, Borrower's balance sheet and profit and loss statement for the period ended, prepared and certified correct to the best knowledge and belief by Borrower's chief financial officer or other officer or person acceptable to Lender. All financial reports required to be provided under this Agreement shall be prepared in accordance with generally accepted accounting principals, applied on a consistent basis, and certified by Borrower as being true and correct.

Additional Information. Furnish such additional information and statements, lists of assets and liabilities, aging of receivables and payables, inventory schedules, budgets, forecasts, tax returns, and other reports with respect to Borrower's financial condition and business operations as

Lender may request from time to time.

Financial Covenants and Ratios. Comply with the following covenant and ratios:

Net Worth Ratio. Maintain a ratio of Total Liabilities to Tangible Net Worth of less than 1.25 to 1.00.

Current Ratio. Maintain a ratio of Current Assets of Current Liabilities" in excess of 1.30 to 1.00.

Other Ratio. Maintain a ratio of CASH FLOW COVERAGE (to be measured annually based on Borrower's fiscal year end) of 1.50 to 1.00.

The following provisions shall apply for purposes of determining compliance with the foregoing financial covenants and ratios: Ratios of Debt to Tangible Net Worth, and current assets to current liabilities measured quarterly based on Borrower's fiscal quarter. Except as provided above, all computations made to determine compliance with the requirements contained in this paragraph shall be made in accordance with generally accepted accounting principles, applied on a consistent basis, and certified by Borrower as being true and correct.

Insurance. Maintain fire and other risk insurance, public liability Insurance, and such other Insurance as Lender may require with respect to Borrower's properties and operations, in form, amount, coverages and with Insurance companies reasonably acceptable to Lender. Borrower, upon request of Lender, will deliver to Lender from time to time the policies or certificates of insurance in form satisfactory to Lender, including stipulations that coverages will not be canceled or diminished without at least ten (10) days' prior written notice to Lender. Each insurance policy also shall include an endorsement providing that coverage in favor of Lender will not be impaired in any way by any act, omission or default of Borrower or any other person. In connection with all policies covering assets in which Lender holds or is offered a security interest for the Loans, Borrower will provide Lender with such loss payable or other endorsements as Lender may require.

                                                             Exim
                                                              10
                                Exhibit 10.5

Insurance Reports. Furnish to Lender, upon request of Lender, reports on each existing insurance policy showing such information as Lender may reasonably request, including without limitation the following: (a) the name of the insurer; (b) the risks insured; (c) the amount of the policy (d) the properties insured; (e) the then current property values on the basis of which insurance has been obtained, and the manner of determining those values and (f) the expiration date of the policy. In addition, upon request of Lender (however not more often than annually), Borrower will have an independent appraiser satisfactory to Lender determine, as applicable, the actual cash value or replacement cost of any Collateral. The cost of such appraisal shall be paid by Borrower.

Other Agreements. Comply with all terms and conditions of all other agreements, whether now or hereafter existing, between Borrower and any other party and notify Lender immediately in writing of any default in connection with any other such agreements.

Loan Fees and Charges. In addition to all other agreed upon fees and charges, pay the following: S52,500.00.

Loan Proceeds. Use all Loan proceeds solely for Borrower's business operations, unless specifically consented to the contrary by Lender in writing.

Taxes, Charges and Liens. Pay and discharge when due all of its indebtedness and obligations, including without limitation all assessments, taxes, governmental charges, levies and liens, of every kind and nature, imposed upon Borrower or its properties, income, or profits, prior to the date on which penalties would affect, and all lawful claims that, if unpaid, might become a lien or charge upon any of Borrower's properties, income, or profits. Provided however, Borrower will not be required to pay and discharge any such assessment, tax, charge, levy, lien or claim so long as (a) the legality of the same shall be contested in good faith by appropriate proceedings, and (b) Borrower shall have established on its books adequate reserves with respect to such contested assessment, tax, charge, levy, lien, or claim in accordance with generally accepted accounting practices. Borrower, upon demand of Lender, will furnish to Lender evidence of payment of the assessments, taxes, charges, levies, liens and claims and will authorize the appropriate governmental official to deliver to Lender at any time a written statement of any assessment, taxes, charges, levies, liens and claims against Borrower's properties, income, or profits.

Performance. Perform and comply with all terms, conditions, and provisions set forth in the Agreement and in the Related Documents in a timely manner and promptly notify Lender if Borrower learns of the or occurrence of any event which constitutes an Event of Default under this Agreement or uncle; any of the Related Documents.

Operations. Maintain executive and management personnel with substantially the same qualifications and experience as the present executive and management personnel; provide written notice to Lender of any change in executive and management personnel; conduct its business affairs in a reasonable and prudent manner and in compliance with all applicable federal, state and municipal laws, ordinances, rules and regulations respecting its properties, charters, businesses and operations, Including without limitation, compliance with the Americans With Disabilities Act and with all minimum funding standards and other requirements of ERISA and other laws applicable to Borrower's employee benefit plans.

Inspection. Permit employees or agent of Lender at any reasonable time to inspect any and all

                                                             Exim
                                                              11
                                Exhibit 10.5

Collateral for the Loan or Loans and Borrower's other properties and to examine or audit Borrower's books, account, and records and to make copies and memoranda of Borrower's books, accounts, and records. If Borrower now or at any time hereafter maintains any records (Including without limitation computer generated records and computer software programs for the generation of such records) in the possession of a third party, Borrower, upon request of Lender, shall notify such party to permit Lender free access to such records at all reasonable times and to provide Lender with copies of any records it may request, all at Borrower's expense.

Compliance Certificate. Unless waived in writing by Lender, provide Lender at least annually and at the time of each disbursement of Loan proceeds with a certificate executed by Borrower's chief financial officer, or other officer or person acceptable to Lender, certifying that the representations and warranties set forth in this Agreement are true and correct as of the date of the certificate and further certifying that, as of the date of the certificate, no Event or Default exists under this Agreement.

Environmental Compliance and Reports. Borrower shall comply in all respects with all environmental protection federal, state and local laws, statutes, regulations and ordinances; not cause or permit to exist, as a result of an intentional or unintentional action or omission on its part or on the part of any third party, on property owned and/or occupied by Borrower, any environmental activity where damage may result to the environment unless such environmental activity is pursuant to and in compliance with the conditions of a permit issued by the appropriate federal, state or local governmental authorities; shall furnish to Lender promptly and in any event within thirty
(30) days after receipt thereof a copy to any notice, summons, lien, citation, directive, letter or other communication from any governmental agency or instrumentality concerning any intentional or unintentional action or omission on Borrower's part in connection with any environmental activity whether or not there be damage to the environment and/or other natural resources.

Additional Assurances. Make, execute and deliver to Lender such promissory notes, mortgages, deeds of Trust, security agreements, financing statements, instruments, document and other agreements as Lender or its attorneys may reasonably require to evidence and secure the Loans and to perfect all Security Interests.

NEGATIVE COVENANTS. Borrower covenants and agrees with Lender that while this Agreement is in effect, Borrower shall not, without the prior Borrower consent of Lender.

Capital Expenditures. Make or contract to make capital expenditures, including leasehold improvements, in any fiscal year in excess of S3,000,000.00 or Incur liability for rentals of property (including both real and personal property) in an amount which, together with capital expenditures, shall in any fiscal year exceed such sum.

Indebtedness and Liens. (a) Except for trade debt incurred in the normal course of business and Indebtedness to Lender contemplated by this Agreement, create incur or assume indebtedness for borrowed money, including capital leases, (b) except as allowed as a Permitted Lien, sell, transfer, mortgage assign, pledge, lease, grant a security interest In, or encumber any of Borrower's assets, or (c) sell with recourse any of Borrower's accounts, except to Lender.

Continuity of Operations. (a) Engage in any business activity substantially different than those In which Borrower is primarily engaged, (b) cease operations, liquidate, merge, transfer, acquire or

                                                             Exim
                                                              12
                                Exhibit 10.5
consolidate with any other entity, change ownership, change its name, dissolve or transfer or sell Collateral out of the ordinary course of business, (c) pay any dividends on Borrower's stock (other than dividends payable in Its stock) provided, however that notwithstanding the foregoing, but only so long as no Event of Default has occurred and is continuing or would result from the payment of dividends, if Borrower is a Subchapter S Corporation' (as defined in the Internal Revenue Code of 1986, as amended), Borrower may pay cash dividends on its stock to its shareholders from time to time in amounts necessary to enable the shareholders to pay income taxes and make estimated income tax payments to satisfy their liabilities under federal and state law which arise solely from their status as Shareholders of a Subchapter S Corporation because of their ownership of share of stock of Borrower, or (d) purchase or retire any of Borrower's outstanding shares or alter or amend Borrower's capital structure.

Loans, Acquisitions and Guarantees. (a) Loan, invest in or advance money or assets, (b) purchase, create or acquire any interest in any other enterprise or entity, or (c) incur any obligation as surety or guarantee other than in the ordinary course of business.

CESSATION OF ADVANCES. If Lender has made any commitment to make any Loan to Borrower, whether under this Agreement u under any other agreement, Lender shall have no obligation to make Loan Advances or to disburse Loan proceeds if: (a) Borrower or any Guarantor is in default under the terms of this Agreement or any of the Related Documents or any other agreement that Borrower or any Guarantor has with Lender; (b) Borrower or any Guarantor becomes insolvent, files a petition in bankruptcy or similar proceedings, or is adjudged a bankrupt; (c) there occurs a material adverse change in Borrower's financial condition, in the financial condition of any Guarantor, or in the value of any Collateral securing any Loan; (d) any Guarantor seeks, claims or otherwise attempts to limit, modify or revoke such Guarantor's guaranty of the Loan or any other loan with Lender; or (e) Lender in good faith deems itself insecure, even though no Event of Default shall have occurred.

CASH FLOW RATIO CALCULATION.

NIAT + Interest Exp. + Depr divided by PPCMLTD + Int. Exp.

ADDITIONAL COVENANTS.

1. Borrowing Base Required monthly current within the past five business days.

2. Monthly Accounts Receivable and Payable aging, and inventory listing

3. A credit qualify exam performed at least once every 6 months, which cost is paid by Borrower.

EXCLUSIONS FROM THE BORROWING BASE.

1. Any Account Receivable with a term in excess of net one hundred eighty
(180) days.

2. Any Account Receivable which is more than sixty (60) calendar days past the original due date, unless it is insured through Eximbank export credit insurance for comprehensive commercial and political risk, or through Eximbank approved private insurers for comparable coverage, in which case ninety (90) calendar days shall apply.

                                                             Exim
                                                              13
                                Exhibit 10.5

3. Any intra-company Account Receivable or any Account Receivable from a subsidiary of the Borrower, from a person or entity with a common controlling interest in the Borrower or from an entity which shares common controlling ownership with the Borrower.

4. Any Account Receivable evidenced by a Letter of Credit, until the date of shipment of the Items covered by the subject Letter of Credit.

5. Any Account Receivable which the Lender or Eximbank, in its reasonable judgment, deems uncollectible for any reason.

6. Any Account Receivable payable in a currency other than Dollars, except as may be approved in writing by Eximbank.

7. Any Account Receivable from a Military Buyer, except as may be approved in writing by Eximbank.

8. Any Account Receivable due and collectible outside the United States, except as may be approved in writing by Eximbank.

RIGHT OF SETOFF. Borrower grants to Lender a contractual possessory security interest in and hereby assigns, conveys, delivers, pledges, and transfers to Lender all Borrowers right, title and interest in and to, Borrower's accounts with Lender (whether checking, savings, or some other account), including without limitation all accounts held jointly with someone else and all accounts Borrower may open in the future, excluding however all IRA and Keogh accounts and all Trust accounts for which the grant of a security Interest would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the Indebtedness against any and all such accounts.

EVENTS OF DEFAULT. Each of the following shall constitute an Event of Default under this Agreement:

Default on Indebtedness. Failure of Borrower to make any payment when due on the Loans.

Other Defaults. Failure of Borrower or any Grantor to comply with or to perform when due any other term, obligation, covenant or condition contained in this Agreement or in any of the Related Documents, or failure of Borrower to comply with or to perform any other term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

Default In Favor of Third Parties. Should Borrower or any Grantor default under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's or any Grantor's ability to repay the Loans or perform their respective obligations under this Agreement or any of the Related Documents.

False Statements. Any warranty, representation or statement made or furnished to Lender by or on behalf of Borrower or any Grantor under this Agreement or the Related Documents Is false or misleading in any material respect at the time made or furnished, or becomes false or misleading

                                                             Exim
                                                              14
                                Exhibit 10.5
at any time thereafter.

Defective Collateralization. This Agreement or any of the Related Documents ceases to be in full force and effect (including failure of any Security Agreement to create a valid and perfected Security Interest) at any time and for any reason.

Insolvency. The dissolution or termination of Borrower's existence as a going business, the Insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower, any creditor of any Grantor against any collateral securing the Indebtedness, or by any governmental agency. This includes a garnishment, attachment, or levy on or of any of Borrower's deposit accounts with Lender.

Events Affecting Guarantor. Any of the preceding events occurs with respect to any Guarantor of any of the Indebtedness or any Guarantor dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any Guaranty of the Indebtedness.

Change In Ownership. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.

Adverse Change. A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of the Indebtedness is impaired.

Insecurity. Lender, in good faith, deems itself insecure.

EFFECT OF AN EVENT OF DEFAULT. If any Event of Default shall occur, except where otherwise provided in this Agreement or the Related Documents, all commitments and obligations of Lender under this Agreement or the Related Documents or any other agreement Immediately will terminate (including any obligation to make loan Advances or disbursements), and, at Lender's option, all Indebtedness immediately will become due and payable, all without notice of any kind to Borrower, except that In the case of an Event of Default of the type described In the "Insolvency" subsection above, such acceleration shall be automatic and not optional. In addition, Lender shall have all the rights and remedies provided in the Related Documents or available at law, in equity, or otherwise. Except as may be prohibited by applicable law, all of Lender's right and remedies shall be cumulative and may be exercised singularly or concurrently. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Borrower or of any Grantor shall not affect Lender's right to declare a default and to exercise its rights and remedies.

MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Agreement:

Amendments. This Agreement, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No

                                                             Exim
                                                              15
                                Exhibit 10.5
alteration of or amendment to the Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

Applicable Law. This Agreement has been delivered h Lender and accepted by Lender In the State of Utah. If there Is a lawsuit Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of Salt Lake County, the State of Utah Subject to the provisions on arbitration, this Agreement shall be governed by and construed in accordance with the laws of the State of Utah.

Arbitration. Lender and Borrower agree that all disputes, claims and controversies between them, whether Individual, joint, or class in nature, arising from this Agreement or otherwise, Including without limitation contract and ton disputes, shall be arbitrated pursuant to the Rules of the American Arbitration Association, upon request of either party. No act to take or dispose of any Collateral shall constitute a waiver of this arbitration agreement or be prohibited by this arbitration agreement. This includes, without limitation, obtaining injunctive relief or a temporary restraining order; invoking a power of sale under any deed of trust or mortgage; obtaining a writ of attachment or imposition of a receiver; or exercising any rights relating to personal property, including taking or disposing of such property with or without judicial process pursuant to
Article 9 of the Uniform Commercial Code. Any disputes, claims, or controversies concerning the lawfulness or reasonableness of any act, or exercise of any right, concerning any Collateral, including any claim to rescind, reform, or otherwise modify any agreement relating to the Collateral, shall also be arbitrated, provided however that no arbitrator shall have the right or the power to enjoin or restrain any act of any party. Judgment upon any award rendered by any arbitrator may be entered in any court having jurisdiction. Nothing in this Agreement shall preclude any party from seeking equitable relief from a court of competent jurisdiction. The statute of limitations, estoppel, waiver, laches, and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed the commencement of an action for these purposes. The Federal Arbitration Act shall apply of the construction, interpretation, and enforcement of this arbitration provision.

Caption Headings. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

Multiple Parties; Corporate Authority. All obligations of Borrower under this Agreement shall be Joint and several, and all references to Borrower shall mean each and every Borrower. This means that each of the Borrowers signing below is responsible for all obligations in this Agreement.

11-12-1996 LOAN AGREEMENT Page 6 (Continued)

Consent to Loan Participation. Borrower agrees and consents to Lender's sale or transfer, whether now or later, of one or more participation interests in the Loans to one or more purchasers, whether related or unrelated to Lender. Lender may provide, without any limitation whatsoever to any one or more purchasers, or potential purchasers, any information or knowledge Lender may have about Borrower or about any other maker relating to the Loan, and Borrower hereby waives any rights to privacy it may have with respect to such matters. Borrower additionally waives any and all notices of sale of participation interests, as well as all polices of any repurchase of such participation interests. Borrower also agrees that the purchasers of any

                                                             Exim
                                                              16
                                Exhibit 10.5
such participation interests will be considered as the absolute owners of such interests in the loans and will have all the rights granted under the participation agreement or agreements governing the sale of such participation interests. Borrower further waives all rights of offset or counterclaim that It may have now or later against Lender or against any purchaser of such a participation interest and unconditionally agrees that either Lender or such purchaser may enforce Borrower's obligation under the Loans irrespective of the failure or insolvency of any holder of any interest in the Loans. Borrower further agrees that the purchaser of any such participation interests may enforce its interests irrespective of any personal claims or defenses that Borrower may have against Lender.

Costs and Expenses. Borrower agrees to pay upon demand all of Lender's expenses, Including without limitation reasonable attorneys' fees, incurred in connection with the preparation, execution, enforcement, modification and collection of this Agreement or in connection with the Loans made pursuant to this Agreement. Lender may pay someone else to help collect the Loans and to enforce this Agreement, and Borrower will pay that amount. This includes, subject to any limits under applicable law, Lender's reasonable attorneys and Lender's legal expenses, whether or not there is a lawsuit, including reasonable attorneys' fees for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Borrower also will pay any court costs, in addition to all other sums provided by law.

Notices. Ml notices required to be given under this Agreement shall be given in writing, may be sent by telefacsimile and shall be effective when actually delivered or when deposited with a nationally recognized overnight courier or deposited in the United States mail, first class, postage prepaid, addressed to the party to whom the notice is to be given at the address shown above. Any party may change its address for notices under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party's address. To the extent permitted by applicable law, it there is more than one Borrower, notice to any Borrower will constitute notice to all Borrowers. For notice purposes, Borrower will keep Lender informed at all times of Borrower's current address(es).

Severability. If a court of competent jurisdiction finds any provision of this Agreement to be invalid or unenforceable as to any person or circumstance, such finding shall not render that provision invalid or unenforceable as to any other persons or circumstances. If feasible, any such offending provision shall be deemed to be modified to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified, it shall be stricken and all other provisions of This Agreement in all other respects shall remain valid and enforceable.

Subsidiaries and Affiliates of Borrower. To the extent the context of any provisions of this Agreement makes it appropriate, Including without limitation any representation, warranty or covenant, The word "Borrower" as used herein shall include all subsidiaries and affiliates of Borrower. Notwithstanding the foregoing however, under no circumstances shall this Agreement be construed to require Lender to make any Loan or other financial accommodation to any subsidiary or affiliate of Borrower.

Successors and Assigns. All covenants and agreement contained by or on behalf of Borrower shall bind its successors and assigns and shall inure to the benefit of Lender, its successors and assigns. Borrower shall not, however, have the right to assign its rights under this Agreement or any interest therein, without the prior written consent of Lender.

                                                             Exim
                                                              17
                                Exhibit 10.5

Survival. All warranties, representations, and covenants made by Borrower in this Agreement or in any certificate or other instrument delivered by Borrower to Lender under this Agreement shall be considered to have been relied upon by Lender and will survive the making of the Loan and delivery to Lender of the Related Documents, regardless of any investigation made by Lender or on Lender's behalf.

Time is of the Essence. Time is of the essence in the performance of this Agreement.

Waiver. Lender shall not be deemed to have waived any right under this Agreement unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender's right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Lender, nor any course of dealing between Lender and Borrower, or between Lender and any Grantor, shall constitute a waiver of any of Lender's rights or of any obligations of Borrower or of any Grantor as to any future transactions. Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent in subsequent instances where such consent is required, and in all cases such consent may be granted or withheld in the sole discretion of Lender.

FINAL AGREEMENT. Borrower understands that this Agreement and the related loan documents are the final expression of the agreement between Lender and Borrower and may not be contradicted by evidence of any alleged oral agreement.

BORROWER ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS LOAN AGREEMENT, AND BORROWER AGREES TO ITS TERMS. THIS AGREEMENT IS DATED AS OF NOVEMBER
12, 1996.

      BORROWER:
      DAW TECHNOLOGIES INC.

      By:
      DAVID R. GROW, CFO/EVP/SECRETARY

      By:
      RONALD W. DAW, PRESIDENT

      By:
      WlLLIAM SAWAYA, SR. VICE PRESIDENT OF MANUFACTURING

LENDER:

U.S. Bank of Utah

By : Mark Garfield

Authorized Officer

                                                             Exim
                                                              18
                                Exhibit 10.5